TALEN ENERGY SUPPLY, LLC,
as Issuer
and
EACH OF THE SUBSIDIARY GUARANTORS PARTY HERETO,
as Subsidiary Guarantors

INDENTURE
Dated as of April 29, 2026

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Trustee

6.375% Senior Notes due 2033

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EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Certificate from Acquiring Institutional Accredited Investor
Exhibit E	Form of Supplemental Indenture - Additional Subsidiary Guarantees

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INDENTURE, dated as of April 29, 2026, by and among Talen Energy Supply, LLC, a Delaware limited liability company, the Subsidiary Guarantors (as defined herein), and Wilmington Savings Fund Society, FSB, as trustee (in such capacity and together with is successors and assigns in such capacity, the “Trustee”).
Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined herein) of the Notes issued pursuant to this Indenture:
Article 1
DEFINITIONS
Section 1.01Definitions.
For all purposes of this Indenture, the following terms shall have the respective meanings set forth in this Section. For purposes of any Additional Notes issued under this Indenture, the supplemental indenture in respect of such Additional Notes may include terms in addition to those contained in this Section 1.01.
“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto, as applicable, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“Accounting Change” has the meaning set forth in the definition of GAAP.
“Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated Adjusted EBITDA of such Acquired Entity or Business (determined using such definitions as if references to the Issuer and the Subsidiaries therein were to such Acquired Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Acquired Entity or Business in a manner not inconsistent with GAAP.
“Acquired Entity or Business” has the meaning ascribed thereto in the Credit Agreement (as in effect on the Issue Date), as amended by Amendment No. 6 to the Credit Agreement.
“Additional Indebtedness” means Indebtedness of the Issuer for borrowed money (excluding Indebtedness under the Credit Agreement) under any debt securities or term loans broadly syndicated to institutional investors in an outstanding principal amount at the time of the incurrence of such Indebtedness in excess of the greater of (a) $300.0 million and (b) 30% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis and determined at the time of the incurrence of such Indebtedness).
“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.07 hereof.
“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct the management and policies of such Person, whether through the ownership of voting securities or by contract. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
“Applicable Law” means, as to any Person, any ordinance, law, treaty, rule or regulation or any determination, ruling or other directive by and from an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property is subject.
“Applicable Premium” means, with respect to any Notes on any redemption date, any positive excess of:
(a)the present value at such redemption date of (i) the redemption price of the Notes on May 1, 2029 plus all required interest payments due through May 1, 2029 (in each case, excluding accrued but unpaid interest to the redemption date), in each case, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
(b)the principal amount of such Notes.
Calculation of the Applicable Premium shall be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate and, in any event, such calculation shall not be a duty or obligation of the Trustee in any of its capacities under this Indenture.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository that apply to such transfer or exchange.
“Authorized Officer” means the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer, the general counsel, the principal accounting officer, a responsible financial or accounting officer or any other person of the Issuer having substantially the same responsibilities as the aforementioned officers.
“Bankruptcy Law” means Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended from time to time, or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act as of the Issue Date. The terms “Beneficially Owns”, “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.
“Board of Directors” means:
(1)with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)with respect to a partnership, the board of directors of the general partner of the partnership;

(3)with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
(4)with respect to any other Person, the board or committee of such Person serving a similar function.
“Business Day” means each day other than a Saturday, a Sunday or a day on which banking institutions in New York City (and, with respect to payments, in the place of payment) are authorized or required by law to remain closed.
“Capital Lease” means any lease of any property (whether real, personal or mixed) by the Issuer or any Subsidiary as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of the Issuer; provided, however, that notwithstanding anything to the contrary in any Note Document, (i) notwithstanding any change in GAAP after December 31, 2018 that would require lease obligations that would be treated as operating leases as of December 31, 2018 to be classified and accounted for as capital leases or finance leases or otherwise reflected on the Issuer’s consolidated balance sheet, such obligations shall continue to be excluded from the definition of Indebtedness and (ii) any lease that would have been considered an operating lease under GAAP in effect as of December 31, 2018 shall be treated as an operating lease for all purposes under any Note Document, and obligations in respect thereof shall be excluded from the definition of Indebtedness.
“Capital Stock” means:
(1)in the case of a corporation, corporate stock;
(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Capitalized Lease Obligations” means, as applied to the Issuer and the Subsidiaries at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet (excluding the footnotes thereto) of the Issuer in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such Capital Lease prior to the first date upon which such Capital Lease may be prepaid by the lessee without payment of a penalty; provided, however, that notwithstanding anything to the contrary in any Note Document, (i) notwithstanding any change in GAAP after December 31, 2018 that would require lease obligations that would be treated as operating leases as of December 31, 2018 to be classified and accounted for as Capital Leases or finance leases or otherwise reflected on the Issuer’s consolidated balance sheet, such obligations shall continue to be excluded from the definition of Indebtedness and (ii) any lease that would have been considered an operating lease under GAAP in effect as of December 31, 2018 shall be treated as an operating lease for all purposes under any Note Document, and obligations in respect thereof shall be excluded from the definition of Indebtedness.
“Cash Equivalents” means:
(1)U.S. dollars, Canadian dollars, Euros or, in the case of any Foreign Subsidiary, any local currencies held by it from time to time;
(2)securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities and/or reset dates of not more than 24 months from the date of acquisition thereof;
(3)securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);
(4)commercial paper or variable or fixed rate notes maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-3 or P-3 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);
(5)time deposits with, or domestic and eurodollar certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by, the administrative agent under the Credit Agreement (or any Affiliate thereof), any lender or any other bank having combined capital and surplus of not less than $500.0 million in the case of domestic banks and $100.0 million (or the dollar equivalent thereof) in the case of foreign banks;
(6)repurchase agreements with a term of not more than 90 days for underlying securities of the type described in clauses (2), (3) and (5) above entered into with any bank meeting the qualifications specified in clause (5) above or securities dealers of recognized national standing;
(7)marketable short-term money market and similar funds either (x) having assets in excess of $500.0 million or (y) having a rating of at least A-3 or P-3 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);
(8)shares of investment companies that are registered under the Investment Company Act of 1940, as amended, and substantially all the investments of which are one or more of the types of securities described in clauses (1) through (7) above;
(9)any hedging agreement that is entered into by and between the Issuer or any Subsidiary and any hedge bank (including any netting, set-off or netting rights thereunder); and
(10)in the case of investments by any Foreign Subsidiary or investments made in a country outside the United States of America, other customarily utilized high-quality investments in the country where such Foreign Subsidiary is located or in which such investment is made.
“Change of Control” means the occurrence of any of the following after the Issue Date:
(1)the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date) (other than (A) one or more Permitted Holders, (B) any Parent Entity, (C) any entity owned directly or indirectly by the direct or indirect stockholders of the Issuer in substantially the same proportion as their direct or indirect ownership of stock of the Issuer prior to such transaction or (D) any entity formed by the Issuer or its Affiliates) that is or becomes the Beneficial Owner of more than 50% of the total voting power of the Voting Stock of the Issuer; provided that:
(x)     so long as the Issuer is a Subsidiary of any Parent Entity, no person shall be deemed to be or become a Beneficial Owner of more than 50% of the total voting power of the Voting Stock of the Issuer unless such person shall be or become a Beneficial Owner of more than 50% of the total voting power of the Voting Stock of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity);
(y)     any Voting Stock of which any Permitted Holder is the Beneficial Owner shall not in any case be included in any Voting Stock of which any such person is the Beneficial Owner; and
(z)     any Voting Stock of which any employee benefit plan of the Issuer or any of its Subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan, is the Beneficial Owner shall not in any case be included in any Voting Stock of which any such person is the Beneficial Owner; or
(2)the sale or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person (other than the Issuer or any of its Subsidiaries or one or more Permitted Holders) and any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date) (other than (A) one or more Permitted Holders, (B) any Parent Entity, (C) any entity owned directly or indirectly by the direct or indirect stockholders of the Issuer in substantially the same proportion as their direct or indirect ownership of stock of the Issuer prior to such transaction or (D) any entity formed by the Issuer or its Affiliates) is or becomes the Beneficial Owner of more than 50% of the total voting power of the Voting Stock of the transferee person in such sale or transfer of assets, as the case may be; provided that:
(x)     so long as the Issuer is a Subsidiary of any Parent Entity, no person shall be deemed to be or become a Beneficial Owner of more than 50% of the total voting power of the Voting Stock of the Issuer unless such person shall be or become a Beneficial Owner of more than 50% of the total voting power of the Voting Stock of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity);

(y)     any Voting Stock of which any Permitted Holder is the Beneficial Owner shall not in any case be included in any Voting Stock of which any such person is the Beneficial Owner; and
(z)     any Voting Stock of which any employee benefit plan of the Issuer or any of its Subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan, is the Beneficial Owner shall not in any case be included in any Voting Stock of which any such person is the Beneficial Owner.
For the avoidance of doubt, for purposes of this definition, (i) a merger or consolidation of a Subsidiary of the Issuer into another Subsidiary of the Issuer or (ii) other than, for the avoidance of doubt, a sale of Susquehanna, a sale of a Subsidiary of the Issuer to another person in a transaction permitted pursuant to the terms of this Indenture will not be deemed to be a Change of Control.
Notwithstanding the preceding or any provision of Rule 13d-3 or 13d-5 of the Exchange Act:
(i)     a person or group shall not be deemed to Beneficially Own Voting Stock subject to an equity or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting, option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement;
(ii)     if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Issuer owned, directly or indirectly, by any Permitted Holders that are part of such group shall be treated as being Beneficially Owned by such Permitted Holders and shall not be treated as being Beneficially Owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred;
(iii)     a person or group will not be deemed to Beneficially Own the Voting Stock of another person as a result of its ownership of Voting Stock or other securities of such other person’s parent entity (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Stock of such parent entity; and
(iv)     the right to acquire Voting Stock (so long as such person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a Beneficial Owner.
Notwithstanding the foregoing, a Change of Control shall not occur (a) in connection with any Permitted Reorganization Transaction, any IPO Reorganization Transaction or any Permitted Spin-Out Transaction, (b) as a result of the IPOCo Transactions, a Qualifying IPO and any transactions relating thereto, including, without limitation, (i) the contribution of the Capital Stock of the Issuer to IPO Listco or (ii) any transaction in which the Issuer remains a subsidiary of IPO Listco but one or more intermediate holding companies between the Issuer and IPO Listco are added, liquidated, merged or consolidated out of existence or (c) if the Issuer becomes a direct or indirect wholly owned Subsidiary of a Parent Entity and immediately following that transaction no person (other than a Parent Entity satisfying the requirements of this sentence or one or more Permitted Holders) is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such Parent Entity (or its general partner, if applicable). No Change of Control will be deemed to have occurred unless and until such Change of Control has actually been consummated.
For the avoidance of doubt, the sale or transfer of all or a portion of the Susquehanna Assets (other than a transaction that complies with Section 4.05) shall constitute the sale or transfer of “all or substantially all” of the assets of the Issuer and its Subsidiaries for purposes of this definition.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.
“Clearstream” means Clearstream Banking S.A., Luxembourg, and any successor thereto.
“Commodity Hedging Agreement” means any agreement, whether financial or physical, (including each transaction or confirmation entered into pursuant to any Master Agreement) providing for one or more swaps, caps, collars, puts, calls, floors, futures, options, spots, forwards, energy, capacity or generation agreements, agreements involving ancillary services or other attributes with an economic value, agreements involving auction revenue rights, tolling or sale agreements (including, without limitation, power purchase agreements and heat rate call options), fuel or other feedstock purchase, storage or sale agreements, energy management agreements, emissions or other environmental credit purchase or sales agreements, power transmission agreements, fuel or other feedstock transportation agreements, fuel or other feedstock storage agreements, netting agreements, commercial or trading agreements or similar transactions, in each case with respect to, or involving, the purchase, processing, transmission, distribution, sale, exchange, lease, finance, or hedge of any Covered Commodity, price or price indices for any such Covered Commodity, or any other similar agreements (including, without limitation, derivative agreements or arrangements and transactions that offset existing transactions or result in a reset of existing transaction prices) entered into with respect to the purchase, sale or exchange of (or the option to purchase, sell or exchange) transmission, transportation, storage, distribution, processing, lease, or financing of, or to manage fluctuations in the price or availability of any Covered Commodity or otherwise to hedge or mitigate commercial risk or exposure in connection with any Covered Commodity, and any agreement (including any guarantee, credit sleeve, or similar arrangement) providing for credit support for the foregoing; and, in each case, whether bilateral, over-the-counter, on or through an exchange or other execution facility, on or through a system, platform or portal operated by an ISO or RTO, cleared through a clearing house, clearing organization or clearing agency, or otherwise.
“Consolidated Adjusted EBITDA” has the meaning ascribed thereto in the Credit Agreement (as in effect on the Issue Date), as amended by Amendment No. 6 to the Credit Agreement.
“Consolidated Secured Net Leverage Ratio” has the meaning ascribed thereto in the Credit Agreement (as in effect on the Issue Date), as amended by Amendment No. 6 to the Credit Agreement.
“Cornerstone Acquisition” means the transactions contemplated by the Cornerstone Merger Agreement.

“Cornerstone Merger Agreement” means the agreement and plan of merger, dated as of January 15, 2026, by and among Talen Energy Corporation, Buckeye CG Holdings, LLC, Cornerstone Generation Holdings, LP, ECP Cornerstone Generation Holdings GP, and the other parties thereto.
“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.01 hereof or such other address as to which the Trustee may give notice to the Issuer.
“Covered Commodity” means any energy, electricity, generation, capacity, power, heat rate, congestion, natural gas, natural gas liquids, nuclear fuel (including enrichment, conversion and fabrication rights), diesel fuel, fuel oil, other petroleum-based liquids, coal, lignite, feedstock, weather, emissions, carbon, renewable energy and other environmental credits, waste by-products, “cap and trade” related credits, or any other energy related commodity or service (including ancillary services, attributes with an economic value, and related risks (such as location basis)).
“Credit Agreement” means the Credit Agreement entered into on May 17, 2023, as amended from time to time, including by Amendment No. 6 to the Credit Agreement, to be dated on or about the date of the closing of the Cornerstone Acquisition (“Amendment No. 6 to the Credit Agreement”), by and among the Issuer, the subsidiary guarantors named therein, the grantors from time to time party thereto, the applicable administrative agent, and each lender and issuing bank from time to time party thereto, together with the related documents thereto, providing for the term, revolving and letter of credit facilities of the Issuer (including any letters of credit and reimbursement obligations related thereto, any guarantees and security documents), as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any one or more agreements (and related documents) governing Indebtedness, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower, issuer or guarantor thereunder, in whole or in part), the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or one or more successors to the Credit Agreement or one or more new credit agreements.
“Credit Facility Transactions” means Amendment No. 6 to the Credit Agreement.
“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
“Default” means any event, act or condition that with notice or lapse of time, or both, would (without cure or waiver hereunder) constitute an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depository” means DTC, its nominees and their respective successors.
“Derivative Instrument” means, with respect to a Person, any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such

Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Issuer and/or any one or more of the Subsidiary Guarantors (the “Performance References”).
“Disposition” means (i) the conveyance, sale, lease (other than an operating lease entered into in the ordinary course of business or consistent with past practice), assignment, transfer, issuance or otherwise the consummation of the disposition of any of property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired or (ii) consummation of the sale to any Person of any Capital Stock of a Subsidiary, in each case by the Issuer or any Subsidiary.
“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock that is not Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, that, if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer (or any direct or indirect parent company thereof) or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Capital Stock held by any present or former employee, officer, director, manager or consultant, of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies or any other entity in which the Issuer or any Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors of the Issuer, in each case, pursuant to any stockholders’ agreement, management equity plan or stock incentive plan or any other management or employee benefit plan or agreement or otherwise in order to satisfy applicable statutory or regulatory obligations or as a result of the termination, death or disability of such employee, officer, director, manager or consultant shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or any of its Subsidiaries.
“Distribution Compliance Period” means the 40-day distribution compliance period as defined in Regulation S.
“Domestic Subsidiary” means any Subsidiary of the Issuer that was incorporated or organized under the laws of the United States, any state thereof or the District of Columbia.
“DTC” means The Depository Trust Company.
“Environmental CapEx Debt” means Indebtedness of the Issuer or its Subsidiaries incurred for the purpose of financing capital expenditures and other costs deemed reasonably necessary by the Issuer or any Subsidiary or otherwise undertaken voluntarily by the Issuer or any Subsidiary, to comply with, or in anticipation of having to comply with, applicable Environmental Laws or capital expenditures otherwise undertaken voluntarily by the Issuer or any Subsidiary in connection with environmental matters (collectively, “Environmental CapEx”).
“Environmental Law” means any applicable federal, state, foreign or local statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect, in each case, as amended, and any legally binding judicial or administrative interpretation thereof, including any legally binding judicial or administrative order, consent decree or judgment, relating to the protection of the environment, or to human health or safety (in each case to the extent relating to human exposure to Hazardous Materials) or Hazardous Materials.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means (a) a public or private sale of Equity Interests of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock) or (b) any cash contribution to the equity capital of the Issuer, other than: (i) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-8; and (ii) issuances to any Subsidiary of the Issuer or any such parent, in each case made after the Issue Date.
“Euroclear” means Euroclear Bank SA/NV, as operator of the Euroclear System, and any successor thereto.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Fitch” means Fitch Ratings, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.
“Foreign Subsidiary” of any Person means any Subsidiary of such Person that is not a Domestic Subsidiary.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Issuer notifies the Trustee that the Issuer requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Issue Date in GAAP or in the application thereof on the operation of such provision (an “Accounting Change”), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such Accounting Change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
“Global Note Legend” means the legend set forth in Section 2.06(f)(2), which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Global Notes substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01 hereof.
“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.
“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government or any governmental or non-governmental authority regulating the generation and/or transmission of energy, including the U.S. Federal Energy Regulatory Commission, the Nuclear Regulatory Commission, PJM, a central bank, stock exchange or any other ISO or RTO.
“Guarantee Obligations” means, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Issue Date or entered into in connection with any acquisition or disposition of assets permitted under this Indenture (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.
“Hazardous Materials” means (a) any petroleum or petroleum products spilled or released into the environment, radioactive materials, friable asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, for which a release into the environment is prohibited, limited or regulated by any Environmental Law.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (a) any transaction (whether financial or physical) (including an agreement with respect to any such transaction) (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (whether financial or physical) (including any option with respect to any of these transactions), (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made or (iii) any other similar transactions or any combination of any of the foregoing (whether financial or physical) (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, annexes, supplements, definitional sets, and other documents, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement and (c) any Commodity Hedging Agreement; and, in the case of clauses (a), (b) and (c), whether bilateral, over-the-counter, financial or physical, on or through an exchange or other execution facility, on or through a system, platform or portal operated by an ISO or RTO, cleared through a clearing house, clearing organization or clearing agency, or otherwise.
“Holder” means the Person in whose name a Note is registered on the Registrar’s books.
“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto, as applicable, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.
“Indebtedness” of any Person means all indebtedness of such Person for borrowed money.
“Indenture” means this Indenture, as amended, supplemented or otherwise modified from time to time in accordance with its terms.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Notes” means the $2,500,000,000 aggregate principal amount of 6.375% Senior Notes due 2033 issued under this Indenture as of the Issue Date.
“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.
“Investment” means, with respect to any Person, an investment by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
“Investment Grade” in respect of the Notes means a rating of: (a) Baa3 or better by Moody’s; (b) BBB- or better by Fitch; or (c) BBB- or better from S&P (or the equivalent of such rating by such rating organization or, if no rating of Moody’s, Fitch or S&P exists, the equivalent of such rating by any other Nationally Recognized Statistical Rating Organization selected by the Issuer as a replacement agency).
“IPO Listco” means a Wholly Owned Subsidiary of the Issuer or any Parent Entity formed in contemplation of any Qualifying IPO.
“IPO Reorganization Transaction” means transactions taken in connection with and reasonably related to consummating a Qualifying IPO.

“IPOCo Transactions” means the transactions in connection with the formation and capitalization of IPO Listco prior to and in connection with and reasonably related to a Qualifying IPO, including, without limitation, (1) the legal formation of IPO Listco and one or more Subsidiaries of the Permitted Holders to own interests therein, (2) the contribution, directly or indirectly, of the Capital Stock of the Issuer and other Subsidiaries of the Issuer to IPO Listco, or the other acquisition by IPO Listco thereof, (3) the conversion of the outstanding Capital Stock in the Issuer into a new class of Equity Interests in the Issuer, (4) the distribution by the Issuer to the Permitted Holders of any proceeds from the offering and cash generated from operations, (5) the issuance of Capital Stock of IPO Listco or the Issuer to the public and the use of proceeds therefrom to pay transaction expenses, distribute funds as a reimbursement for capital expenditures, and other purposes approved by a Permitted Holder, (6) the execution, delivery and performance of customary documentation (and amendments to existing documentation) governing the relations between and among the Issuer, IPO Listco, the Permitted Holders and their respective Subsidiaries and (7) any other transactions and documentation reasonably related to the foregoing or necessary or appropriate in the view of the Permitted Holders or the Board of Directors of the Issuer or any Parent Entity in connection with a Qualifying IPO.
“ISO” means “independent system operator,” as further defined by the Federal Energy Regulatory Commission’s policies, orders and regulations.
“Issue Date” means April 29, 2026.
“Issuer” means Talen Energy Supply, LLC and any and all successors thereto.
“Issuer Order” means a written order signed in the name of the Issuer by one Authorized Officer.
“Lien” means, with respect to any asset, any mortgage, pledge, security interest, hypothecation, collateral assignment, lien (statutory or other) or similar encumbrance (including any conditional sale or other title retention agreement or any lease or license in the nature thereof); provided that in no event shall an operating lease be deemed to be a Lien.
“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.
“Management Investors” means the officers, directors, employees and other members of the management of any parent of the Issuer, the Issuer or any of the Issuer’s respective Subsidiaries, or family members or relatives of any thereof (provided that, solely for purposes of the definition of Permitted Holders, such family members or relatives shall include only those Persons who are or become Management Investors in connection with estate planning for or inheritance from other Management Investors, as determined in good faith by the Issuer), or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date Beneficially Own or have the right to acquire, directly or indirectly, Capital Stock of the Issuer or any parent of the Issuer.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.
“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act.
“Necessary CapEx” means capital expenditures that are required by Applicable Law (other than Environmental Laws) or otherwise undertaken voluntarily for health and safety reasons (other than as required by Environmental Law). The term “Necessary CapEx” does not include any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.
“Net Short” means, with respect to a Holder or Beneficial Owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuer or any Subsidiary Guarantor immediately prior to such date of determination.
“Note Documents” means this Indenture, the Notes and the Subsidiary Guarantees.
“Notes” means the Initial Notes and any Additional Notes.
“Obligations” means any principal (including reimbursement obligations and obligations to provide cash collateral with respect to letters of credit, whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), penalties, fees, charges, expenses, indemnifications, reimbursements, damages, guarantees, other liabilities, amounts payable, or obligations under the documentation governing any Indebtedness or other obligations in respect thereof.
“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, Assistant Secretary or any Vice-President of such Person.
“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Authorized Officer that meets the requirements set forth in this Indenture.
“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.03 herein. The counsel may be an employee of or counsel to the Issuer or any Subsidiary of the Issuer.
“Parent Entity” means any Person that is a direct or indirect parent company (which may be organized as, among other things, a partnership) of the Issuer.
“Participant” means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively, and, with respect to DTC, shall include Euroclear and Clearstream.

“Paying Agent” means the office or agency where the Notes may be presented for payment. The term “Paying Agent” includes any additional paying agent.
“Performances References” has the meaning set forth in the definition of Derivative Instrument.
“Permitted Holders” means (a) any of the Management Investors, (b) each participant holding at least 5% of the Capital Stock of the Issuer (or a Parent Entity) as of the Issue Date (and their respective Affiliates and any funds, partnerships or other co-investment and continuation vehicles managed, advised or controlled by the foregoing or their respective Affiliates); provided that this clause (b) shall not include any investor that had a controlling equity interest in the Issuer as of May 9, 2022, (c) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the persons set forth in clauses (a) and (b), collectively, have Beneficial Ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any other Parent Entity, (d) any Parent Entity, for so long as more than 50% of the total voting power of the Voting Stock of such Parent Entity is Beneficially Owned, directly or indirectly, by one or more of the Persons described in the foregoing clauses (a) through
(c), (e) any entity (other than a Parent Entity) through which a Parent Entity described in clause (d) directly or indirectly holds Capital Stock of the Issuer and has no other material operations other than those incidental thereto, (f) any Person acting in the capacity of an underwriter (solely to the extent that and for so long as such Person is acting in such capacity) in connection with a public or private offering of Capital Stock of the Issuer (or any Parent Entity) and (g) any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) whose acquisition of Beneficial Ownership or assets or properties of the Issuer constitutes a Change of Control that is either (i) not a Change of Control Triggering Event or (ii) in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture and their respective Affiliates.
“Permitted Liens” means:
(1)Liens in favor of the Issuer or any Subsidiary Guarantor;
(2)Liens created for the benefit of or to secure the Notes or the Subsidiary Guarantees;
(3)Liens on property, assets or Capital Stock of a Person existing at the time such Person is merged with or into or consolidated with, or becomes a Subsidiary of, the Issuer or any Subsidiary of the Issuer; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any property or assets or Capital Stock other than property, assets or Capital Stock of the Person merged into or consolidated with, or that becomes a Subsidiary of, the Issuer or the Subsidiary;
(4)Liens on property, assets or Capital Stock existing at the time of acquisition thereof by the Issuer or any of its Subsidiaries and purchase money or similar Liens; provided that such Liens were in existence (or were required to extend to such assets, including by way of an after-acquired property provision) prior to, and not incurred in contemplation of, or to finance, such acquisition, and such Liens do not extend to any property or assets other than such property or assets;
(5)(a) Liens to secure any purchase money obligations or mortgage financings incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of design, construction, lease, installation or improvement of property (real or personal), plant or equipment or other assets, or the Capital Stock of any Person owning such property or assets, or to secure Indebtedness incurred to provide funds for the reimbursement or refinancing of funds expended for the foregoing purposes, provided that the Liens securing Indebtedness shall not extend to any property or assets other than that being so acquired, leased, developed, constructed, altered, repaired, improved, purchased, designed, leased or installed, or the Capital Stock of any Person owning such property or assets, except (1) for accessions of property financed with the proceeds of such Indebtedness and the proceeds and the products thereof and (2) that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender, and (b) any interest or title of a lessor under, or any Lien as a consequence of, any Capitalized Lease Obligation, finance lease obligation or operating lease obligation (including, for the avoidance of doubt, any interest or title of a lessor in any property or assets);
(6)Liens existing on, or provided for or required to be granted under (or existing as a result of) written agreements on, the Issue Date (other than the Credit Agreement);
(7)Liens arising in relation to any securitization or other structured finance transaction where (a) the primary source of payment of any obligations of the issuer is linked or otherwise related to cash flow from particular property or assets (or where payment of such obligations is otherwise supported by such property or assets) and (b) recourse to the issuer in respect of such obligations is conditional on cash flow from such property or assets;
(8)any extensions, substitutions, replacements or renewals of Liens permitted by this Indenture; provided that (a) such Indebtedness (including Indebtedness to renew, refund, refinance, replace, defease or discharge any Indebtedness that such Liens initially secured) is not increased (other than any increase for all accrued interest, premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith) and (b) if the assets securing any such Indebtedness are changed in connection with any such extension, substitution, replacement or renewal, the fair market value of the assets securing such Indebtedness (as determined by the Issuer in its sole discretion) is not increased;
(9)limited recourse Liens in respect of the ownership interests in, or assets owned by, any joint ventures which are not Subsidiaries securing obligations of such joint ventures;

(10)Liens to secure Indebtedness or other obligations incurred to finance Necessary CapEx that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Indebtedness;
(11)Liens relating to escrow arrangements securing Indebtedness of the Issuer or any Subsidiary;
(12)Liens to secure Environmental CapEx Debt that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Environmental CapEx Debt;
(13)Liens permitted to remain outstanding under the Plan;
(14)Liens securing Hedging Obligations;
(15)Liens securing Indebtedness in an aggregate principal amount outstanding at any one time not to exceed (A) $4,910.0 million plus (B) the greater of (i) $1,050.0 million and (ii) 100% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis and determined at the time of the incurrence of such Indebtedness);
(16)Liens securing Indebtedness in an aggregate principal amount outstanding at any one time not to exceed the greater of (i) $845.0 million and (ii) 80% of Consolidated Adjusted EBITDA for the most recently ended four calendar quarter period (calculated on a Pro Forma Basis and determined at the time of the incurrence of such Indebtedness);
(17)Liens securing Indebtedness in an aggregate principal amount such that (on a Pro Forma Basis and determined at the time of the incurrence of such Indebtedness) the Consolidated Secured Net Leverage Ratio does not exceed the greater of
(i) 3.75:1.00 and (ii) the Consolidated Secured Net Leverage Ratio immediately prior to the incurrence of such Indebtedness and use of proceeds thereof;
(18)any Liens in connection with the issuance of tax-exempt industrial development or pollution control bonds or other similar bonds issued pursuant to Section 103(b) of the Internal Revenue Code of 1986, as amended (or any successor provision), to finance all or any part of the purchase price of or the cost of constructing, equipping or improving property; provided, however, that such Liens are limited to the property acquired or constructed or improved and to substantially unimproved real property on which such construction or improvement is located; and provided, further, that the Issuer may further secure all or any part of such purchase price or the cost of construction or improvement by an interest in additional property of the Issuer only to the extent necessary for the construction, maintenance and operation of, and access to, such property so acquired or constructed or such improvement; and

(19)Liens securing Indebtedness incurred in connection with a Permitted Spin-Out Transaction not to exceed $100.0 million at any one time outstanding.
For purposes of determining compliance with Section 4.04 and this definition of Permitted Liens, in the event that a Lien meets the criteria of more than one of the categories of Permitted Liens described above in clauses (1) through (19), the Issuer will be permitted, in its sole discretion, (a) to classify such Lien on the date of incurrence and may later reclassify such Lien in any manner (based on the circumstances existing at the time of any such reclassification), (b) may divide and later redivide the amount of such Lien among more than one of such clauses and (c) will only be required to include such Lien in one of any such clauses.
“Permitted Reorganization Transaction” means re-organizations and other activities related to tax planning and re-organization, so long as, after giving effect thereto, the Subsidiary Guarantees, taken as a whole, are not materially impaired (as determined by the Issuer in good faith).
“Permitted Spin-Out Entities” has the meaning provided in the definition of Permitted Spin-Out Transactions.
“Permitted Spin-Out Transaction” means (x) the spin-out (through distribution, transfer or otherwise) from the group consisting of the Issuer and its Subsidiaries of any of the following entities and assets (including the assets of the following entities): (i) Talen Montana Holdings LLC, (ii) Raven Power Generation Holdings LLC (including, without limitation, H.A. Wagner LLC and Brandon Shores LLC), (iii) Camden Plant Holding, LLC, (iv) Dartmouth Plant Holding, LLC and (v) one or more to-be-formed entities holding the Issuer’s undivided interests in the Keystone and Conemaugh plants and associated membership interests in Keystone Fuels, LLC, Conemaugh Fuels, LLC and Keystone – Conemaugh Projects, LLC (collectively, the “Permitted Spin-Out Entities”), which may be done in multiple “spin-out” transactions and may be done at separate intervals and (y) from and after any “spin-out” as described in preceding clause (x), (i) the establishment of one or more revolving credit facilities provided by the Issuer or any of its Subsidiaries to one or more of (a) the Permitted Spin-Out Entities (or any direct or indirect parent entity of a Permitted Spin-Out Entity or Subsidiary of any such parent entity) and/or (b) any other entity (or any direct or indirect parent entity of such entity or Subsidiary of any such parent entity) that is spun out or holds assets that are spun out to the extent the spin out of such entity or assets is not prohibited by the terms of this Indenture and (ii) the issuance of any letters of credit, bank guarantees, surety or performance bonds or similar instruments for which the Issuer or any Subsidiary is obligated to reimburse upon any drawing or payment thereunder (as a primary obligor, guarantor or otherwise), in each case, to support obligations of (a) the Permitted Spin-Out Entities (or any direct or indirect parent entity of a Permitted Spin-Out Entity or Subsidiary of any such parent entity) and/or (b) any other entity (or any direct or indirect parent entity of such entity or Subsidiary of any such parent entity) that is spun out or holds assets that are spun out to the extent the spin out of such entity or assets is not prohibited by the terms of this Indenture, in an aggregate principal amount under clauses (i) and (ii) (or in the case of any letters of credit, bank guarantees, surety or performance bonds or similar instruments, face amount) at any time outstanding not to exceed $100.0 million; provided that, solely with respect to clause (x) above, after giving Pro Forma Effect to any such Permitted Spin-Out Transaction, no Event of Default shall have occurred or be continuing.
“Person” means any individual, corporation, partnership, joint venture, firm, association, joint-stock company, trust, unincorporated organization, limited liability company, governmental authority, or other enterprise or entity.

“Plan” means the Joint Chapter 11 Plan of Reorganization of Talen Energy Supply, LLC and its Affiliated Debtors, confirmed on December 20, 2022, together with any amendments, supplements, or modifications thereto.
“Post-Transaction Period” means, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the eighth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated.
“Principal Property” means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for manufacturing, processing, research, warehousing or distribution owned by the Issuer or any of its Subsidiaries, in each case, located within the United States, that has a book value on the date of which the determination is being made, without deduction of any depreciation reserves, exceeding 2.0% of Total Assets, other than any such facility (or portion thereof) that the Issuer reasonably determines is not material to the business of the Issuer and its Subsidiaries taken as a whole.
“Private Placement Legend” means the legend set forth in Section 2.06(f)(1)(A) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Transaction Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Consolidated Adjusted EBITDA of the Issuer, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated Adjusted EBITDA (including as the result of any “run-rate” synergies, operating expense reductions and improvements and cost savings and other adjustments), as the case may be, projected by the Issuer in good faith as a result of (a) actions taken or with respect to which substantial steps have been taken or are expected to be taken, prior to or during such Post-Transaction Period for the purposes of realizing cost savings or (b) any additional costs incurred prior to or during such Post-Transaction Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of the Issuer and the Subsidiaries; provided that (A) at the election of the Issuer, such Pro Forma Adjustment shall not be required to be determined for any Acquired Entity or Business to the extent the aggregate consideration paid in connection with such acquisition was less than $25.0 million or the aggregate Pro Forma Adjustment would be less than $25.0 million and (B) so long as such actions are taken, or to be taken, prior to or during such Post-Transaction Period or such costs are incurred prior to or during such Post-Transaction Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated Adjusted EBITDA, as the case may be, that the applicable amount of such synergies, operating expense reductions and improvements and cost savings and other adjustments will be realizable during the entirety of such Test Period, or the applicable amount of such additional synergies, operating expense reductions and improvements and cost savings and other adjustments, as applicable, will be incurred during the entirety of such Test Period; provided, further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated Adjusted EBITDA, as the case may be, shall be without duplication for synergies, operating expense reductions and improvements and cost savings and other adjustments or additional costs already included in such Acquired EBITDA or such Consolidated Adjusted EBITDA, as the case may be, for such Test Period.

“Pro Forma Basis” and “Pro Forma Effect” means, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Capital Stock in any Subsidiary of the Issuer or any division, product line, or facility used for operations of the Issuer or any Subsidiary of the Issuer, shall be excluded, and (ii) in the case of an acquisition or Investment described in the definition of Specified Transaction, shall be included, (b) any retirement or repayment of Indebtedness, and (c) any incurrence or assumption of Indebtedness by the Issuer or any Subsidiary in connection therewith (it being agreed that (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination, (y) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by an Authorized Officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (z) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate as the Issuer or any applicable Subsidiary may designate); provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above (but without duplication thereof), the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated Adjusted EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction and (y) reasonably identifiable and factually supportable in the good faith judgment of the Issuer or (ii) otherwise consistent with the definition of Pro Forma Adjustment.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualifying Equity Interests” means Equity Interests of the Issuer other than Disqualified Stock.
“Qualifying IPO” means any transaction or series of transactions that results in, or following which, any common Equity Interests of the Issuer or any Parent Entity, or any IPO Listco that the Issuer will distribute to its Parent Entity in connection with a Qualifying IPO being publicly traded on any United States national securities exchange or over-the-counter market.
“Rating Agencies” means, at the Issuer’s option, any two of Moody’s, Fitch and S&P, provided that if at least two of such agencies shall not make a rating of the Notes available, a Nationally Recognized Statistical Rating Organization selected by the Issuer which shall be substituted for Moody’s, Fitch or S&P, as the case may be.
“Rating Date” means the earlier of (1) the consummation of a Change of Control and (2) public announcement of the occurrence of a Change of Control or of the intention of the Issuer to effect a Change of Control.
“Rating Decline” means the decrease in the rating of the Notes by both Rating Agencies by one or more gradations (including gradations within rating categories as well as between rating categories) from its rating on the Rating Date, or the withdrawal of a rating of the Notes by both Rating Agencies, in each case on, or within 60 days after, the Rating Date (which period shall be extended with respect to a Rating Agency so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by such Rating Agency); provided that both Rating Agencies have confirmed that such decrease in or withdrawal of rating is solely a result of the Change of Control, provided, further, that no Rating Decline shall occur if following such decrease in rating, (x) the Notes are rated Investment Grade by both Rating Agencies or (y) the ratings of the Notes by both Rating Agencies are equal to or better than their respective ratings on the Issue Date.
“Registrar” means the office or agency where Notes may be presented for registration of transfer or for exchange. The term “Registrar” includes any co-registrar.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Regulation S Permanent Global Note or Regulation S Temporary Global Note, as appropriate.
“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Distribution Compliance Period.
“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto, bearing the Global Note Legend, the Private Placement Legend and Regulation S Temporary Global Note Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 903 of Regulation S.
“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(f)(3) to be placed on all Regulation S Temporary Global Notes issued under this Indenture.
“Responsible Officer” means (i) when used with respect to the Trustee, any vice president, assistant vice president, any assistant secretary, any assistant treasurer, any associate or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, in each case, who at such time shall have direct responsibility for the administration of this Indenture and, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and (ii) when used with respect to any other Person, the chief executive officer, chief financial officer, treasurer or general counsel of such person.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“RTO” means “regional transmission organization” as further defined by the Federal Energy Regulatory Commission’s policies, orders and regulations.
“Rule 144” means Rule 144 adopted by the SEC under the Securities Act.
“Rule 144A” means Rule 144A adopted by the SEC under the Securities Act.

“S&P” means S&P Global Ratings (a division of S&P Global, Inc.) or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.
“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.
“Specified Transaction” means, with respect to any period, any Investment, the signing of a letter of intent or purchase agreement with respect to any investment, any merger, consolidation or Disposition of assets, incurrence, prepayment or repayment of Indebtedness, dividend, incurrence of Lien, Subsidiary designation, merger, consolidation, amalgamation or otherwise, or other event that by the terms of this Indenture requires a test or covenant to be calculated on a “Pro Forma Basis.”
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for payment thereof; provided that, with respect to any pollution control revenue bonds or similar instruments, the Stated Maturity of any series thereof shall be deemed to be the date set forth in any instrument governing such Indebtedness for the remarketing of such Indebtedness.
“Subsidiary” means, with respect to any specified Person:
(1)any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Capital Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries; and

(2)any limited liability company, partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time or is a controlling general partner or controlling member.
Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Issuer.
“Subsidiary Guarantee” means the guarantee by each Subsidiary Guarantor of the Issuer’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture or a supplemental indenture hereto.
“Subsidiary Guarantor” means any of the Issuer’s current and future Wholly Owned Domestic Subsidiaries that guarantees the Notes pursuant to the provisions of this Indenture, in each case, until the Subsidiary Guarantee of such Person has been released in accordance with the provisions of this Indenture.
“Susquehanna” means Susquehanna Nuclear, LLC and any of its successors and assigns.
“Susquehanna Assets” means (a) any Equity Interests of Susquehanna and (b) any assets (other than cash and Cash Equivalents) owned by Susquehanna as of the Issue Date that are material to the operations of Susquehanna (as determined by the Issuer) as of the Issue Date.
“Test Period” means, on any date of determination, the four consecutive fiscal quarters of the Issuer then last ended for which financial statements have been or were required to have been delivered pursuant to Section 4.07 or at the sole option of the Issuer, for purposes of any calculation of Consolidated Adjusted EBITDA and/or any financial ratio under this Indenture, financial statements are internally available.
“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).
“Total Assets” means, as of any date of determination, the total consolidated assets of the Issuer and its Subsidiaries, determined in accordance with GAAP, as shown on the consolidated balance sheet of the Issuer for the then-most recent fiscal quarter or fiscal year, as applicable, for which financial statements have been delivered pursuant to Section 4.07 or were required to be delivered (or, at the option of the Issuer, are internally available), and after giving pro forma effect to any acquisition or disposal of any property or assets consummated after the date of the applicable balance sheet and on or prior to the date of determination.
“Transactions” means, collectively, the (i) the issuance of the Notes, (ii) the Credit Facility Transactions and (iii) the Cornerstone Acquisition, and the payment of fees, costs, liabilities and expenses in connection with each of the foregoing and the consummation of any other transaction connected with the foregoing.
“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 1, 2029; provided, however, that if the period from the redemption date to May 1, 2029 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.
“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person under ordinary circumstances.
“Wholly Owned Domestic Subsidiary” means, as to any Person, any Wholly Owned Subsidiary of such Person which is a Domestic Subsidiary.
“Wholly Owned Subsidiary” means, as to any Person, (i) any corporation 100% of whose Capital Stock is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person has a 100% Equity Interest at such time (other than, in the case of a Foreign Subsidiary of the Issuer with respect to the preceding clauses (i) and (ii), director’s qualifying shares and/or other nominal amount of shares required to be held by Persons other than the Issuer and its Subsidiaries under Applicable Law).
Section 1.02Other Definitions.

Term	Defined in Section
“Additional Notes Special Mandatory Redemption”	Section 2.07(a)(5)
“Applicable Premium Deficit”	Section 3.09
“Acquisition Triggering Event”	Section 3.08(b)
“Change of Control Offer”	Section 4.08(a)
“Change of Control Payment”	Section 4.08(a)
“Change of Control Payment Date”	Section 4.08(a)(2)
“Covenant Defeasance”	Section 8.03
“Covenant Failure Officer’s Certificate”	Section 6.09(b)
“Covenant Satisfaction Officer’s Certificate”	Section 6.09(b)
“Directing Holder”	Section 6.09(a)
“Event of Default”	Section 6.01
“Final Decision”	Section 6.09(b)
“Fixed Amounts”	Section 1.05
“Increased Amount”	Section 4.04(c)
“Incurrence-Based Amounts”	Section 1.05
“LCT Election”	Section 1.04(a)

“LCT Test Date”	Section 1.04(a)
“Legal Defeasance”	Section 8.02
“Limited Condition Transaction”	Section 1.04(a)
“Litigation”	Section 6.09(b)
“Outside Date”	Section 3.08(b)
“Noteholder Direction”	Section 6.09(a)
“Payment Default”	Section 6.01(4)
“Position Representation”	Section 6.09(a)
“Special Mandatory Redemption”	Section 3.08(b)
“Special Mandatory Redemption Date”	Section 3.08(c)
“Special Mandatory Redemption Notice”	Section 3.08(c)
“Special Mandatory Redemption Notice Date”	Section 3.08(c)
“Special Mandatory Redemption Price”	Section 3.08(b)
“Subsequent Transaction”	Section 1.04(a)
“Successor Issuer”	Section 5.01(a)(1)(B)
“Successor Subsidiary Guarantor”	Section 5.02(a)(1)(B)
“Verification Covenant”	Section 6.09(a)
“Verification Covenant Officer’s Certificate”	Section 6.09(b)

Section 1.03Rules of Construction.
Unless the context otherwise requires:
(1)a term has the meaning assigned to it;
(2)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)“or” is not exclusive;
(4)words in the singular include the plural, and in the plural include the singular;
(5)“will” shall be interpreted to express a command;
(6)“including” or “include” means including or include without limitation;
(7)provisions apply to successive events and transactions;
(8)references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(9)all references in this instrument to Articles, Sections and Exhibits are references to the corresponding Articles, Sections and Exhibits in and of this instrument; and

(10)the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
The terms and provisions contained in this Indenture will apply to any Notes issued from time to time pursuant to this Indenture and any Subsidiary Guarantees thereof, except as may be otherwise provided in a supplemental indenture with respect to such Notes.
Section 1.04Limited Condition Transactions.
(a)Notwithstanding any other provision of this Indenture, with respect to any (x) transaction that the Issuer or one or more of its Subsidiaries is contractually committed to consummate and consummation of which is not conditioned on the availability of, or on obtaining, third-party financing and (y) redemption, repurchase, defeasance, satisfaction and discharge or payment or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge, payment or repayment (any transaction described in clauses (x) or (y), a “Limited Condition Transaction”) in each case for purposes of determining:
(1)whether any Lien being incurred in connection with such Limited Condition Transaction or to secure any such Indebtedness is permitted to be incurred in accordance with Section 4.04 or the definitions of “Permitted Liens”;
(2)whether any other transaction undertaken or proposed to be undertaken in connection with such Limited Condition Transaction complies with the covenants or agreements contained in this Indenture or the Notes;
(3)any calculation of the Consolidated Adjusted EBITDA, Consolidated Secured Net Leverage Ratio or Total Assets; and
(4)whether a Default or Event of Default exists in connection with the foregoing, in each case, at the option of the Issuer (the Issuer’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder (such date, the “LCT Test Date”) shall be deemed, in each case, to be at the option of the Issuer:
(i)     in the case of a Limited Condition Transaction (other than as described in clauses (ii) below):
(x)    the date the definitive agreement for such transaction is entered into (or the date of the effectiveness of any documentation or agreement with a substantially similar effect as a binding acquisition agreement);

(y)     at the time that binding commitments to provide any debt contemplated or incurred in connection therewith are provided or at the time such debt is incurred; or
(z)     at the time of the consummation of the relevant transaction;
(ii)    in the case of any irrevocable Indebtedness repurchase, payment, repayment or similar Limited Condition Transaction (including with respect to any Indebtedness contemplated or incurred in connection therewith):
(x)    at the time of delivery of notice with respect to such repurchase, payment, repayment or similar Limited Condition Transaction;
(y)     at the time that binding commitments to provide any Indebtedness contemplated or incurred in connection therewith are provided or at the time such Indebtedness is incurred; or
(z)     at the time of the making of such repurchase, repayment or Limited Condition Transaction;
and, in each case, if, after giving Pro Forma Effect to the Limited Condition Transaction, the Issuer or any of its Subsidiaries could have been permitted to take such action on the relevant LCT Test Date in compliance with the applicable ratios, test, basket or other provisions, such provisions shall be deemed to have been complied with.
For the avoidance of doubt, if the Issuer has made an LCT Election and, following the LCT Test Date, any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date could have failed to have been satisfied as a result of fluctuations in any such ratios, tests or baskets, including due to fluctuations in Consolidated Adjusted EBITDA, Consolidated Secured Net Leverage Ratio or Total Assets following the LCT Test Date but at or prior to the consummation of the relevant Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have failed to have been satisfied as a result of such fluctuations.
If the Issuer has made an LCT Election for any Limited Condition Transaction, then in connection with any event or transaction occurring after the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, repurchase, defeasance, satisfaction and discharge, payment, repayment or consummation of such Limited Condition Transaction specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction (a “Subsequent Transaction”) in connection with which a ratio, test or basket availability calculation must be made on a Pro Forma Basis or giving Pro Forma Effect to such Subsequent Transaction, for purposes of determining whether such ratio, test or basket availability has been complied with under this Indenture, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated until such time as the applicable Limited Condition Transaction has actually closed or the definitive agreement with respect thereto has been terminated; provided that for purposes of any calculation of Consolidated Adjusted EBITDA, total interest expense will be calculated using an assumed interest rate for the Indebtedness to be incurred in connection with such Limited Condition Transaction based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Issuer in good faith.
(b)Notwithstanding anything herein to the contrary, for the purposes of this Section 1.04, compliance with any requirement relating to absence of Default or Event of Default may be determined as of the LCT Test Date and not as of any later date as would otherwise be required under this Indenture.
Section 1.05Measuring Compliance.
Notwithstanding anything herein to the contrary, with respect to any amounts incurred (including any baskets, thresholds, exceptions and any related builder or grower component) or transactions entered into (or consummated) in reliance on a provision of this Indenture that does not require compliance with a financial ratio or test (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that any Fixed Amount (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the relevant Incurrence-Based Amount in connection with such substantially concurrent incurrence and amounts incurred, or transactions entered into or consummated, in reliance on a Fixed Amount in a concurrent transaction, a single transaction or a series of related transactions with the amount incurred, or transaction entered into or consummated, under the applicable Incurrence-Based Amount, shall not be given effect in calculating the applicable Incurrence-Based Amount (but giving pro forma effect to all applicable and related transactions (including the use of proceeds of all Indebtedness to be incurred and any repayments, repurchases and redemptions of Indebtedness) and all other Pro Forma Adjustments).

Article 2
THE NOTES
Section 2.01Form and Dating.
(a)General. The Notes shall be issued in registered global form (except as otherwise permitted herein with respect to Definitive Notes) without interest coupons. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuer shall furnish any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
(b)Global Notes.
(1)Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time as reflected in the records of the Trustee and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The Trustee’s records shall be noted to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
(2)Notes sold within the United States of America to QIBs pursuant to Rule 144A under the Securities Act shall be issued initially in the form of one or more 144A Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian for DTC and registered in the name of Cede & Co., the nominee of DTC, duly executed by the Issuer and authenticated by the Trustee or the authenticating agent as provided herein. The aggregate principal amount of the 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interests as hereinafter provided.
(3)Notes transferred to Institutional Accredited Investors shall be initially in the form of one or more IAI Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian for DTC and registered in the name of Cede & Co., the nominee of DTC, duly executed by the Issuer and authenticated by the Trustee or the authenticating agent as provided herein. The aggregate principal amount of the IAI Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interests as hereinafter provided.
(4)Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Regulation S Temporary Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian for DTC and registered in the name of Cede & Co., the nominee of DTC, duly executed by the Issuer and authenticated by the Trustee or the authenticating agent as provided herein. In no event shall any Issuer hold an interest in a Regulation S Temporary Global Note other than directly or indirectly in or through accounts maintained at Euroclear or Clearstream as indirect participants in DTC. Prior to the termination of the Distribution Compliance Period, an interest in a Regulation S Temporary Global Note may not be transferred to or for the account or benefit of a “U.S. Person” (as defined in Rule 902(k) of Regulation S) (other than a “distributor” (as defined in Rule 902(d) of Regulation S)).
(5)Following the termination of the Distribution Compliance Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of such Regulation S Permanent Global Note, the Trustee shall, upon receipt of an Issuer Order, cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Notes and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interests as hereinafter provided.
(c)Book-Entry Provisions. Ownership of beneficial interests in the Global Notes shall be limited to persons that have accounts with DTC or persons that may hold interests through such participants, including through Euroclear and Clearstream. Ownership of beneficial interests in the Global Notes and transfers thereof shall be subject to restrictions on transfer and certification requirements as set forth herein. Participants and Indirect Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depository or by the Trustee as custodian for the Depository, and the Depository shall be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
(d)DTC, Euroclear and Clearstream Procedures Applicable. Transfers of beneficial interests in the Global Notes between participants in DTC, participants in Euroclear or participants in Clearstream shall be effected by DTC, Euroclear or Clearstream pursuant to customary procedures and subject to the applicable rules and procedures established by DTC, Euroclear or Clearstream and their respective participants.
Section 2.02Execution and Authentication.
One Officer must sign the Notes for the Issuer by manual, facsimile or .pdf signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture. A Note shall be dated the date of its authentication.
The Trustee shall, upon receipt of an Issuer Order, authenticate Notes for original issue under this Indenture. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Issuer Orders, except as provided in Section 2.07 hereof.

The Trustee shall not be required to authenticate such Notes if the issue thereof will adversely affect the Trustee’s own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.
The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Issuer or an Affiliate of the Issuer.
Section 2.03Registrar and Paying Agent.
(a)The Issuer will maintain a Registrar and a Paying Agent with respect to the Notes issued pursuant to this Indenture. The Registrar will keep a register of the Holders and the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional Paying Agents and may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Issuer or any of the Issuer’s Subsidiaries may act as Paying Agent or Registrar.
(b)The Issuer initially appoints DTC to act as Depository with respect to the Global Notes.
(c)The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Global Notes.
Section 2.04Paying Agent to Hold Money in Trust.
The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent (i) will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on such Notes and (ii) will notify the Trustee in writing of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) will have no further liability for the money. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes. For the avoidance of doubt, the Paying Agent shall be held harmless and have no liability with respect to payments or disbursements to be made by the Paying Agent until the Paying Agent has confirmed receipt of funds sufficient to make such relevant payment.
Section 2.05Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.
Section 2.06Transfer and Exchange.
(a)Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. The Issuer shall exchange Global Notes for Definitive Notes if at any time:
(1)the Issuer delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Issuer within 90 days after the date of such notice from the Depository; or
(2)upon the written request of a Holder if a Default or Event of Default shall have occurred and be continuing with respect to the Notes.
Upon the occurrence of any of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names and in any approved denominations as the Depository shall instruct the Trustee.
In no event shall the Regulation S Temporary Global Note be exchanged by the Issuer for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.
Upon the exchange of a Global Note for Definitive Notes, such Global Note shall, upon receipt of an Issuer Order, be cancelled by the Trustee. Definitive Notes issued in exchange for a Global Note pursuant to this Section 2.06 shall be registered in such names and in such authorized denominations as the Depository, pursuant to written instructions from its Participants or its Applicable Procedures, shall instruct the Trustee in writing. The Trustee shall deliver such Definitive Notes to or as directed by the Persons in whose names such Definitive Notes are so registered or to the Depository.
A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) and (d) hereof.
(b)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend;
provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to or for the account or benefit of a “U.S. Person” (as defined in Rule 902(k) of Regulation S) (other than a “distributor” (as defined in Rule 902(d) of Regulation S)). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
(2)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
(A)both:
(i)a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B)both:
(i)a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in a Regulation S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, and upon receipt of an Officer’s Certificate in form reasonably satisfactory to the Trustee, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.
(3)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(A)if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, as the case may be, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.
(4)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:
(A)the Registrar receives the following:
(i)if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof; or
(ii)if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (A) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Issuer Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) above.
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes. Transfers or exchanges of beneficial interests in Global Notes for Definitive Notes shall in each case be subject to the satisfaction of any applicable conditions set forth in Section 2.06(b)(2) hereof, and to the requirements set forth below in this Section 2.06(c).
(1)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
(A)if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such beneficial interest is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;
(F)if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act in compliance with the prospectus delivery requirements of the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof; or

(G)if such beneficial interest is being transferred to an Institutional Accredited Investor pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, or Rule 903 or Rule 904 of Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;
the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer shall execute and, upon receipt of an Issuer Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(2)Beneficial Interests in Regulation S Temporary Global Notes to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
(3)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
(A)the Registrar receives the following:
(i)if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or
(ii)if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
The Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer shall execute and, upon receipt of an Issuer Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the Issuer Order a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Depository shall instruct, pursuant to written instruction from its Participants or its Applicable Procedures. The Trustee shall deliver such Definitive Notes to, or as directed by, the Persons in whose names such Definitive Notes are so registered.
(4)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer shall execute and, upon receipt of an Issuer Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Registrar from or through the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.
(d)Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

(1)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (2)(b) thereof;
(B)if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such Restricted Definitive Note is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;
(F)if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act in compliance with the prospectus delivery requirements of the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof; or
(G)if such beneficial interest is being transferred to an Institutional Accredit Investor pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, or Rule 903 or Rule 904 of Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;
the Trustee, upon receipt of an Issuer Order, shall cancel the Restricted Definitive Note, and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(g) the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, a 144A Global Note, and, in the case of clause (C) above, a Regulation S Global Note, and in the case of clause (G) above, the IAI Global Note.
(2)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
(A)the Registrar receives the following:
(i)if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or
(ii)if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee, upon receipt of an Issuer Order, will cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(3)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

(4)Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs 2.06(d)(2)(A) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Issuer Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e)Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
(1)Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;
(B)if the transfer will be made pursuant to Rule 903 or Rule 904 of Regulation S, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and
(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(2)Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)the Registrar receives the following:
(i)if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(ii)if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (A), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the clauses of this Section 2.06(e), the Trustee shall, upon receipt of an Issuer Order, cancel the prior Restricted Definitive Note and the Issuer will execute, and upon receipt of an Issuer Order in accordance with Section 2.02, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the Holder of such prior Restricted Definitive Note in written instructions delivered to the Registrar by such Holder.
(3)Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(1)Private Placement Legend.
(A)Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF TALEN ENERGY SUPPLY, LLC THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO TALEN ENERGY SUPPLY, LLC, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF $250,000, OR (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY

TRANSFER IN ACCORDANCE WITH (F) ABOVE, TALEN ENERGY SUPPLY, LLC RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
(B)Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs 2.06(b)(4), 2.06(c)(3), 2.06(c)(4), 2.06(d)(2), 2.06(d)(3), 2.06(e)(2), or 2.06(e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
(2)Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.01 AND SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(A) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF TALEN ENERGY SUPPLY, LLC. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK,

NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(3)Regulation S Temporary Global Note Legend. Each Regulation S Temporary Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE SECURITIES ACT. NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, DELIVERED OR EXCHANGED FOR AN INTEREST IN A PERMANENT GLOBAL NOTE OR OTHER NOTE EXCEPT UPON DELIVERY OF THE CERTIFICATIONS SPECIFIED IN THE INDENTURE. THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ONLY AT THE OPTION OF THE ISSUER AND ONLY AFTER THE EXPIRATION OF THE 40-DAY PERIOD (AS DEFINED IN REGULATIONS UNDER THE SECURITIES ACT).”
(g)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and a notation will be made on the records maintained by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and a notation will be made on the records maintained by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.
(h)General Provisions Relating to Transfers and Exchanges.
(1)To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Issuer Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)No service charge shall be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.08 and 9.04 hereof and Section 2.11 of this Indenture).
(3)The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(4)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(5)Neither the Registrar nor the Issuer shall be required:
(A)to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;
(B)to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
(C)to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
(6)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
(7)The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
(8)All orders, certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by email.
(9)Notwithstanding anything herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer or exchange complies with the registration provisions of or exemptions from the Securities Act or applicable state securities laws.
Section 2.07Additional Notes.

(a)The aggregate amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more series (any such Notes issued subsequent to the Issue Date, the “Additional Notes”), subject, in the case of Additional Notes, in compliance with Section 4.04. Any Additional Notes issued will have terms that are substantially identical to the terms of the Notes issued on the Issue Date, except in respect of any of the following terms, which shall be set forth in a supplemental indenture:
(1)the aggregate principal amount of such Additional Notes;
(2)the date or dates on which such Additional Notes will be issued;
(3)the price at which the Additional Notes will be issued;
(4)the first interest payment date and the first date from which interest will accrue on the Additional Notes;
(5)the date or dates and price or prices at which, the period or periods within which, and the terms and conditions upon which, such Additional Notes may be redeemed, in whole or in part pursuant to any special mandatory redemption (such redemption, an “Additional Notes Special Mandatory Redemption”);
(6)the provisions relating to the granting of Liens described in clause (11) of the definition of Permitted Liens in favor of the Trustee solely for the benefit of the Trustee and the Holders of such Additional Notes (and not, for the avoidance of doubt, for the benefit of the Holders of any other Notes), together with all necessary authorizations for the Trustee to enter into such arrangements; and
(7)the ISIN, Common Code, CUSIP or other securities identification numbers with respect to such Additional Notes, and the relevant clearing systems.
(b)Any Additional Notes that are substantially identical in all material respects to any other series of Notes but for being subject to an Additional Notes Special Mandatory Redemption shall be deemed to be substantially identical to such series of Notes only following the date on which any such Special Mandatory Redemption provision ceases to apply. If any Additional Notes are not fungible with such Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP or other identifying number. The Notes and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.
Section 2.08Replacement Notes.
(a)If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Issuer Order, will authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.
(b)Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.09Outstanding Notes.
(a)The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof or any applicable supplemental indenture, and those described in this Section 2.09 as not outstanding. Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.
(b)If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
(c)If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
(d)If the Paying Agent (other than the Issuer, a Subsidiary of the Issuer or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 2.10Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent pursuant to the Note Documents, Notes owned by the Issuer or any Subsidiary Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Subsidiary Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.11Temporary Notes.
(a)Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Issuer Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate Definitive Notes in exchange for temporary Notes.
(b)Holders of temporary Notes will be entitled to all of the benefits of this Indenture as the Definitive Notes.
Section 2.12Cancellation.
The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. Upon receipt of an Issuer Order, the Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes in its customary manner. Certification of the disposition of all canceled Notes will be delivered to the Issuer at the Issuer’s written request. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.13CUSIP / ISIN Numbers.
The Issuer in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers.
Article 3
REDEMPTION AND PREPAYMENT
Section 3.01Notices to Trustee.
The Issuer may, with respect to the Notes, reserve the right to redeem and pay the Notes or may covenant to redeem and pay the Notes or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Notes. If a Note is redeemable and the Issuer elects or is obligated to redeem such Notes pursuant to the provisions of such Notes, it must furnish to the Trustee, at least two days prior to the date of the written notice of redemption pursuant to Section 3.03, unless a shorter period is acceptable to the Trustee, an Officer’s Certificate setting forth:
(1)the clause of the Notes pursuant to which the redemption shall occur;
(2)the redemption date;
(3)the principal amount of the Notes to be redeemed;
(4)the redemption price; and
(5)the applicable CUSIP numbers, if any.
Section 3.02Selection of Notes to Be Redeemed.
If less than all of the Notes are to be redeemed at any time, the Notes to be redeemed will be selected on a pro rata pass-through distribution basis to the extent practicable or by lot or such other similar method in accordance with the Applicable Procedures, unless otherwise required by law or applicable stock exchange requirements (so long as the Trustee has actual knowledge of such listing). The Trustee shall not be liable for any selections made in accordance with this paragraph.
In the event of partial redemption by lot, the Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption by the Trustee from the outstanding Notes not previously called for redemption.
The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in minimum amounts of $2,000 or whole multiples of $1,000 in excess of $2,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to the Notes called for redemption also apply to portions of Notes called for redemption.
No Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first-class mail or delivered electronically at least 10 but not more than 60 days before the redemption date to each Holder to be redeemed, except that redemption notices may be mailed or delivered electronically more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture and any Special Mandatory Redemption (as defined below) shall be made in accordance with the provisions of Section 3.08.
If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount of that Note that is to be redeemed. In the case of certificated Notes, a new Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder upon cancellation of the original Note.

Section 3.03Notice of Redemption.
At least 10 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed, by first-class mail or delivered electronically, a notice of redemption to each Holder whose Notes are to be redeemed, except that redemption notices may be mailed or delivered electronically more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or Article 10 hereof and any Special Mandatory Redemption shall be made in accordance with the provisions of Section 3.08.
The notice will identify the Notes to be redeemed and will state:
(1)the redemption date;
(2)the redemption price;
(3)if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, in the case of certificated Notes, a new Note or Notes in principal amount equal to the unredeemed portion will be issued in the name of the Holder upon cancellation of the original Note;
(4)the name and address of the Paying Agent;
(5)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6)that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
(7)the applicable section of this Indenture and/or the Note pursuant to which the Notes called for redemption are being redeemed;
(8)that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and
(9)if such redemption is subject to the satisfaction of one of more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), such redemption may not occur and such notice may be rescinded in the event that any or all of such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date so delayed.
At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least two days prior to the date of the notice of redemption (or such shorter period as the Trustee in its sole discretion may allow), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Notice of any redemption of the Notes (other than a Special Mandatory Redemption) may, at the Issuer’s discretion, be given prior to the consummation of a transaction or event (including an Equity Offering, an incurrence of Indebtedness, a Change of Control Triggering Event or other transaction or event), and any such redemption may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent (including the consummation of an Equity Offering, an incurrence of Indebtedness, a Change of Control Triggering Event or other transaction or event). If such redemption is subject to the satisfaction of one of more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), such redemption may not occur and such notice may be rescinded in the event that any or all of such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date so delayed. If any such condition precedent has not been satisfied, the Issuer shall provide written notice to the Trustee and each Holder prior to the close of business one Business Day prior to the redemption date. Upon receipt of such notice, unless the Issuer has elected to delay, such notice of redemption shall be rescinded and the redemption of the Notes shall not occur. If requested by the Issuer, upon receipt of the rescission notice, the Trustee shall provide such notice to each Holder in the same manner in which the notice of redemption was given if such notice was delivered by the Trustee. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
Section 3.04Effect of Notice of Redemption.
Once notice of redemption is mailed or delivered electronically in accordance with Section 3.03 hereof, Notes called for redemption become, subject to any conditions precedent set forth in the notice of redemption, irrevocably due and payable on the redemption date at the redemption price.
Section 3.05Deposit of Redemption Price.
One Business Day prior to the redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, accrued interest to but excluding the redemption date, and premium, if any, on all Notes to be redeemed on that date. Promptly after the Issuer’s written request, the Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, accrued interest, and premium, if any, on, all Notes to be redeemed.
If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption.

If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06Notes Redeemed in Part.
Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon receipt of an Issuer Order, the Trustee shall cause to be transferred by book entry, at the expense of the Issuer, a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
Section 3.07Optional Redemption.
(a)At any time prior to May 1, 2029, the Issuer may, on any one or more occasions, redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date, subject to the rights of Holders of such Notes on the relevant record date to receive interest due on the relevant interest payment date.
(b)At any time prior to May 1, 2029, the Issuer may, on any one or more occasions, redeem the Notes with the proceeds from any Equity Offering at a redemption price equal to 106.375% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the rights of Holders of such Notes on the relevant record date to receive interest due on the relevant interest payment date), in an aggregate principal amount for all such redemptions not to exceed 40% of the aggregate principal amount of the Notes issued under this Indenture; provided that:
(1)in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering, and
(2)not less than 50% of the aggregate principal amount of the then-outstanding Notes issued under this Indenture remain outstanding immediately thereafter (excluding Notes held by the Issuer or any of its Subsidiaries), unless all such Notes are redeemed or repurchased or to be redeemed or repurchased substantially concurrently.
(c)At any time on or after May 1, 2029, the Issuer may, on any one or more occasions, redeem all or a part of the Notes at the following redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if redeemed during the 12-month period beginning on May 1 of each of the years indicated below, subject to the rights of Holders of such Notes on the relevant record date to receive interest due on the relevant interest payment date:

Year	Percentage
2029	103.188%

2030	101.594%
2031 and thereafter	100.000%

(d)Notwithstanding the foregoing, in connection with any tender offer for or other offer to purchase the Notes, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not validly withdraw such Notes in such offer and the Issuer, or any third party making such an offer in lieu of the Issuer, purchase all of the Notes validly tendered and not withdrawn by such Holders, all Holders of Notes will be deemed to have consented to such offer, and the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ notice, given not more than 30 days following such offer expiration date, to redeem (with respect to the Issuer) or purchase (with respect to a third party) Notes that remain outstanding, in whole but not in part, following such purchase at a price equal to the price paid to each other Holder of Notes (excluding any early tender, incentive or similar fee) in such offer, plus, to the extent not included in the offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, such redemption date (subject to the rights of Holders of such Notes on the relevant record date to receive interest due on the relevant interest payment date). In determining whether the Holders of at least 90% of the aggregate principal amount of the then outstanding Notes have validly tendered and not validly withdrawn such Notes in a tender offer or other offer to purchase, such calculation shall include all Notes owned by an Affiliate of the Issuer (notwithstanding any provision of this Indenture to the contrary).
(e)If a redemption date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such redemption date if it were a Business Day for the intervening period.
Section 3.08Special Mandatory Redemption.
(a)Except as set forth in this Section 3.08, the Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
(b)If (i) the Cornerstone Acquisition has not been completed on or prior to 11:59 p.m. (New York City time) on January 15, 2027 (or, to the extent such date is automatically extended pursuant to the terms of the Cornerstone Merger Agreement to July 15, 2027) (such date, as extended if applicable, the “Outside Date”), or (ii) prior to 11:59 p.m. (New York City time) on the Outside Date, (a) the Issuer determines that the Cornerstone Acquisition will not be consummated on or before the Outside Date or (b) the Cornerstone Merger Agreement has been terminated (the earlier to occur of the events described in clauses (i) and (ii) of this sentence, an “Acquisition Triggering Event”), the Issuer will redeem (a “Special Mandatory Redemption”) within 30 days after the Acquisition Triggering Event, $1,750,000,000 in aggregate principal amount of the Notes, at a redemption price equal to 100% of the issue price thereof, plus accrued and unpaid interest to, but not including, the redemption date (the “Special Mandatory Redemption Price”).
(c)Upon the occurrence of an Acquisition Triggering Event, the Issuer will promptly (but in no event later than five Business Days following such Acquisition Triggering Event) notify (such notice, a “Special Mandatory Redemption Notice”) the Holders of the Notes, by mail or electronic delivery (with an Officer’s Certificate certifying the occurrence of the applicable Acquisition Triggering Event to be delivered to the Trustee prior to or substantially simultaneously with such notice) (i) that Notes will be redeemed no later than 30 days after the applicable Acquisition Triggering Event (such date, a “Special Mandatory Redemption Date”), in each case in accordance with Article 3 hereof and (ii) the amount of the Notes that shall be redeemed at the applicable Special Mandatory Redemption Price on the Special Mandatory Redemption Date, automatically and without any further action by the Holders, in each case in accordance with Article 3 hereof. The date on which the notice described above is provided to the Holders is referred to as a “Special Mandatory Redemption Notice Date”.
(d)At the Issuer’s written request, the Trustee shall give the notice of an Acquisition Triggering Event to the Holders in the Issuer’s name and at the Issuer’s expense, which request (together with such Officer’s Certificate) shall be delivered to the Trustee at least one Business Day before the delivery of the notice to the Holders of the Notes.
(e)At or prior to 11:00 a.m., New York City time, on a Special Mandatory Redemption Date, the Issuer will deposit with the Trustee funds sufficient to pay the applicable Special Mandatory Redemption Price for the Notes to be redeemed and direct, through written instruction, the Trustee to redeem the applicable Notes on the Special Mandatory Redemption Date. If such deposit is made as provided above, the applicable redeemed Notes will cease to bear interest on and after the Special Mandatory Redemption Date and the Trustee shall cause the redemption of the applicable Notes and the payment of the applicable Special Mandatory Redemption Price, in accordance with the Special Mandatory Redemption Notice to the Holders of the redeemed Notes.
(f)Upon the consummation of the Cornerstone Acquisition, this Section 3.08 shall cease to apply.
Section 3.09Calculation of Redemption Price.
Neither the Agent nor the Trustee shall have an obligation to calculate or verify the redemption price of any Note.
Upon any redemption that requires the payment of the Applicable Premium (including, without limitation, in connection with the Issuer’s exercise of its Legal Defeasance option or Covenant Defeasance option as set forth in Article 8 or the discharge of the Issuer’s obligations under the Note Documents in accordance with Article 10), the amount deposited with the Trustee shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption.
Article 4
COVENANTS
Section 4.01Payment of Notes.
The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal,

premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 11:00 a.m. New York City time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
Section 4.02Maintenance of Office or Agency.
(a)The Issuer shall, for the benefit of Holders, maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
(b)The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
(c)The Issuer hereby designates the Corporate Trust Office of the Trustee for such Notes as one such office or agency of the Issuer in accordance with Section 2.03 hereof; provided, however, the Trustee shall not be deemed an agent of the Issuer for the service of legal process.
Section 4.03Compliance Certificate.
(a)The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2026, an Officer’s Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.
(b)So long as any of the Notes are outstanding, the Issuer shall deliver to the Trustee, promptly upon the Issuer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.
Section 4.04Limitation on Liens.

(a)The Issuer will not, and will not permit any Subsidiary Guarantor to, create, incur, assume or permit to exist or become effective any mortgage, pledge or other Lien, other than Permitted Liens, upon any Principal Property to secure indebtedness for borrowed money of the Issuer and the Subsidiary Guarantors, unless all payments due under this Indenture and the Notes issued hereunder are secured equally and ratably with (or prior to) the Obligations so secured prior to or simultaneously with the creation of such Lien until such time as such Obligations are no longer secured by a Lien.
(b)Any Lien created for the benefit of the Holders pursuant to this Section 4.04 shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the Notes.
(c)With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.
Section 4.05Limitations on Susquehanna Transactions.
(a)The Issuer will not, and will not permit any of the Subsidiary Guarantors to:
(1)make any dividend or distribution of all or a portion of the Susquehanna Assets to any Person other than to the Issuer or a Subsidiary Guarantor; or
(2)sell, assign, transfer, convey, lease or otherwise dispose of any Susquehanna Assets to any Person other than the Issuer or a Subsidiary Guarantor (including without limitation any such transfer or disposition in the form of an investment (other than in the Issuer or a Subsidiary Guarantor)) or enter into any transaction in which Susquehanna ceases to be a Subsidiary Guarantor, in each case, other than a transaction that complies with Section 4.08 or Article 5.
provided that the foregoing shall not prohibit:
(a)the sale, assignment, transfer, conveyance, lease or other disposition of Susquehanna Assets with an aggregate fair market value per 12-month period equal to or less than $5.0 million; or
(b)any sale, assignment, transfer, conveyance, lease or other disposition of Susquehanna Assets in ordinary course of business or that are no longer used or useful (as determined by the Issuer in good faith) in the operations of Susquehanna.
provided, further that, in the case of clauses (a) and (b) above, any such Susquehanna Assets not sold, assigned, transferred, conveyed, leased or otherwise disposed of shall be held by the Issuer or one or more Subsidiary Guarantors.
Section 4.06Additional Subsidiary Guarantees.

(a)If any Wholly Owned Domestic Subsidiary of the Issuer other than a Subsidiary Guarantor (i) guarantees any Indebtedness under the Credit Agreement or (ii) if the Issuer has no Indebtedness outstanding under the Credit Agreement, guarantees any Additional Indebtedness, then within 60 Business Days thereof, the Issuer shall cause such Wholly Owned Domestic Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the Notes on the same terms and conditions as those applicable to the Subsidiary Guarantors under this Indenture and will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel that such supplemental indenture is authorized or permitted by this Indenture, and an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered and constitutes a legally valid and enforceable obligation (subject to customary qualifications and exceptions).
(b)Thereafter, such Wholly Owned Domestic Subsidiary will be a Subsidiary Guarantor until such Wholly Owned Domestic Subsidiary’s Subsidiary Guarantee is released in accordance with this Indenture.
Section 4.07Reports.
(a)Whether or not required by the SEC’s rules and regulations, so long as any Notes are outstanding hereunder, the Issuer shall:
(1)within 120 days after the end of each fiscal year of the Issuer commencing with the fiscal year ending December 31, 2026, provide Holders with (i) a copy of the annual audit report for such year for the Issuer, including a consolidated balance sheet of the Issuer and its Subsidiaries as of the end of such fiscal year and a consolidated statement of operations and a statement of cash flows of the Issuer and its Subsidiaries for such fiscal year, in each case accompanied by an opinion as to such audit report of an independent public accountant of recognized standing and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal year, as determined in good faith by the Issuer;
(2)within 60 days after the end of each of the first three quarters of each fiscal year, commencing with the fiscal quarter ended March 31, 2026, provide Holders with a consolidated balance sheet of each of the Issuer and its Subsidiaries as of the end of such quarter and a consolidated statement of income and a consolidated statement of cash flows of the Issuer and its Subsidiaries (which shall not be required to be audited); and
(3)hold a quarterly conference call for the Holders to discuss financial information (it being understood that such quarterly conference call may be the same conference call as with the Issuer’s (or as applicable, any Parent Entity’s) equity investors and analysts) delivered pursuant to clauses (1) and (2) of this Section 4.07(a) not later than 20 Business Days after the delivery of such information and will provide notice to Holders through the facilities of the Depository or by issuing a press release to an internationally recognized wire service at least three Business Days prior to the date of the conference call, announcing the time and date of such conference call and either including all information necessary to access the call or directing Holders to the appropriate contact at the Issuer to obtain such information.
(b)If the Issuer is a Subsidiary of any Parent Entity, the financial information required by the preceding paragraph may be those of such Parent Entity instead of the Issuer; provided that, if there are material differences (as determined in good faith by the Issuer) between the consolidated results of operations and financial condition of such Parent Entity and its consolidated Subsidiaries, on the one hand, and of the Issuer and its consolidated Subsidiaries, on the other hand, the quarterly and annual information required by the preceding paragraph will include a discussion of such material differences in reasonable detail as determined in good faith by the Issuer; provided that for purposes of this clause (b), any differences between the consolidated results of operations and financial condition of such Parent Entity and its consolidated Subsidiaries, on the one hand, and of the Issuer and its consolidated Subsidiaries, on the other hand, attributable to distributions from the Issuer to any Parent Entity used by the Parent Entity to fund repurchases of any outstanding equity interests shall be deemed to not be material.
(c)The Issuer shall not be required to hold quarterly conference calls pursuant to Section 4.07(a)(3) to the extent that any Parent Entity holds a quarterly conference call within the time period otherwise required by Section 4.07(a)(3) and discusses the financial information that would be discussed pursuant to Section 4.07(a)(3).
(d)The Issuer will be deemed to have satisfied its obligation to deliver information under this Section 4.07 if information is filed or furnished with the SEC for public availability or is posted on a website (which may be nonpublic and may be password-protected) hosted by the Issuer or by a third party, in each case within the applicable time periods specified above. To the extent that any information required by this Section 4.07 is not delivered to Holders within the applicable time periods specified above and such information is subsequently delivered, the Issuer will be deemed to have satisfied its obligations under this Section 4.07 with respect to such information and any default or Event of Default with respect thereto will be deemed to have been cured and any acceleration of the Notes resulting therefrom will be deemed to have been rescinded so long as such rescission would not conflict with any applicable judgment or decree.
(e)For so long as any Notes remain outstanding, if at any time the Issuer is not required to file with the SEC the reports referred to in the preceding paragraphs, the Issuer will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(f)To the extent any such reports, information and documents are delivered to the Trustee, such delivery is for informational purposes only and the Trustee’s receipt of such will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including compliance by the Issuer and the Subsidiary Guarantors with any of their covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no duty to review or analyze reports delivered under this Section 4.07.
(g)During registration with respect to a Qualifying IPO, the Issuer or other Person that may provide the information required by this Section 4.07 will not be required to disclose any information or take any actions that, in the view of the Issuer, would violate the applicable securities laws or the SEC’s “gun jumping” rules or otherwise have an adverse effect on the Qualifying IPO.
Section 4.08Offer to Repurchase Upon a Change of Control Triggering Event.
(a)If a Change of Control Triggering Event occurs, unless a third party makes a Change of Control Offer or the Issuer has previously or substantially concurrently therewith delivered a redemption notice with respect to all the outstanding Notes as described in Section 4.08(d), each Holder will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to a change of control offer (the “Change of Control Offer”). In the Change of Control Offer, the

Issuer will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes to but excluding the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, the Issuer shall mail (or deliver electronically) a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and stating:
(1)that the Change of Control Offer is being made pursuant to this Section 4.08 and that all Notes tendered will be accepted for payment;
(2)the purchase price and the purchase date, which date will be no earlier than 10 days and no later than 60 days from the date such notice is mailed or delivered electronically (the “Change of Control Payment Date”);
(3)that any Note not tendered will continue to accrue interest;
(4)that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;
(5)that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6)that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, email, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
(7)that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.
(b)The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws, rules or regulations conflict with the provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws, rules and regulations, including Rule 14e-1 under the Exchange Act, and shall not be deemed to have breached its obligations under this Section 4.08 by virtue of such compliance. The Issuer may rely on any no-action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.
(c)On the Change of Control Payment Date, the Issuer shall, to the extent lawful:
(1)accept for payment all Notes or portions of Notes validly tendered pursuant to the Change of Control Offer;
(2)deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes validly tendered; and
(3)deliver or cause to be delivered to the Trustee the Notes validly tendered together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.
The Paying Agent shall promptly deliver to each Holder validly tendered the Change of Control Payment for the Notes, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer shall provide written notice to the Holders and the Trustee of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(d)Notwithstanding anything to the contrary in this Section 4.08, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 and purchases all such Notes validly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption with has been previously given or is concurrently given pursuant to Section 3.03 hereof, unless and until there is a default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control Triggering Event, with the obligation to pay and the timing of payment conditioned upon the occurrence of a Change of Control Triggering Event, if a definitive agreement to effect a Change of Control is in place at the time the Change of Control Offer is made.
(e)A Change of Control Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Indenture, the Notes and/or the Subsidiary Guarantees (but the Change of Control Offer may not condition tenders on the delivery of such consents). In addition, the Issuer or any third party that is making the Change of Control Offer may, subject to Applicable Law, increase the Change of Control Payment being offered to Holders at any time in its sole discretion.

Article 5
SUCCESSORS
Section 5.01Issuer.
(a)The Issuer may not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (ii) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:
(1)either:
(A)the Issuer is the surviving entity; or
(B)the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia (such Person, as the case may be, being herein called the “Successor Issuer”);
(2)the Successor Issuer (if other than the Issuer) expressly assumes all the Obligations of the Issuer under this Indenture and the Notes; and
(3)immediately after such transaction, no Event of Default exists.
(b)The sale, assignment, transfer, conveyance, lease or other disposition of any or all of the Susquehanna Assets (other than a transaction that complies with Section 4.05) shall constitute the sale of “all or substantially all” of the assets of the Issuer and its Subsidiaries.
Section 5.02Subsidiary Guarantors.
(a)Subject to Section 11.03, no Subsidiary Guarantor may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Subsidiary Guarantor is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person (in each case other than the Issuer or another Subsidiary Guarantor); unless:
(1)either:
(A) such Subsidiary Guarantor is the surviving entity or
(B)the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state thereof, or the District of Columbia (such Person, as the case may be, being herein called the “Successor Subsidiary Guarantor”);
(2)the Successor Subsidiary Guarantor assumes all the Obligations of such Subsidiary Guarantor under this Indenture and the applicable Notes; and

(3)immediately after such transaction, no Event of Default exists.
Section 5.03Application.
(a)This Article 5 will not apply to:
(1)a merger, amalgamation or consolidation solely for the purpose of reincorporating or reorganizing the Issuer or any Subsidiary Guarantor in another jurisdiction or forming a direct or indirect holding company of the Issuer;
(2)any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Issuer and its Subsidiaries, including by way of merger or consolidation;
(3)any Permitted Reorganization Transaction, any Permitted Spin-Out Transaction, any IPO Reorganization Transaction, the IPOCo Transactions and the Transactions;
(4)a merger, amalgamation or consolidation of a Subsidiary Guarantor with or into the Issuer or another Subsidiary Guarantor; and
(5)any sale, transfer, assignment, conveyance or other disposition of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Issuer or another Subsidiary Guarantor.
Section 5.04Substitution.
Upon any transaction that is subject to, and that complies with the provisions of, Section 5.01 or Section 5.02 hereof, the Successor Issuer or Successor Subsidiary Guarantor, as applicable, shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” or the “Subsidiary Guarantor”, as applicable, shall refer instead to the Successor Issuer (and not to the Issuer) or the Successor Subsidiary Guarantor (and not to the Subsidiary Guarantor), as applicable), and may exercise every right and power of the Issuer or Subsidiary Guarantor, as applicable, under this Indenture with the same effect as if the Successor Issuer or Successor Subsidiary Guarantor, as applicable, had been named as the Issuer or Subsidiary Guarantor, as applicable, herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of, interest, premium (if any) on the Notes except in the case of a sale of all of the Issuer’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.
Article 6
DEFAULTS AND REMEDIES
Section 6.01Events of Default.
Each of the following is an “Event of Default” with respect to the Notes:
(1)default for 30 days in the payment when due of interest on the Notes;

(2)default in payment when due of the principal of, or premium, if any, on the Notes;
(3)failure by the Issuer or a Subsidiary Guarantor to comply with any covenant in this Indenture (other than a default specified in clause (1) or (2) of this Section 6.01) for 60 days (or 120 days in the case of Section 4.07) after written notice by the Trustee or Holders of at least 30% in principal amount of the Notes then outstanding;
(4)default under any document evidencing any indebtedness for borrowed money by the Issuer or any Subsidiary Guarantor, whether such indebtedness now exists or is created after the Issue Date, if that default:
(A)is caused by a failure to pay principal when due at final (and not any interim) maturity on or prior to the expiration of any grace period provided in such indebtedness (a “Payment Default”); or
(B)results in the acceleration of such indebtedness prior to its express maturity (without such acceleration having been rescinded, annulled or otherwise cured), and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (without such acceleration having been rescinded, annulled or otherwise cured), aggregates in excess of the greater of (a) $315.0 million and (b) 30% of Consolidated Adjusted EBITDA for the most recently ended Test Period; provided that this Section 6.01(4) shall not apply to (i) secured indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such indebtedness, (ii) any such Payment Default that is waived (including during any forbearance period and including in the form of amendment) by the requisite holders of the applicable item of indebtedness or contested in good faith by the Issuer or the applicable Subsidiary Guarantor and (iii) any indebtedness that is required to be converted into Qualifying Equity Interests upon the occurrence of certain designated events so long as no payments in cash or otherwise are required to be made in accordance with such conversion;
(5)except as permitted by this Indenture, any Subsidiary Guarantee of any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary shall be held in any final and non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with its terms) to be in full force and effect or any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary, or any Person acting on behalf of any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary, shall deny or disaffirm in writing its or their obligations under its or their Subsidiary Guarantee(s); and
(6)(a) a court of competent jurisdiction (i) enters an order or decree under any Bankruptcy Law that is for relief against the Issuer, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary in an involuntary case; (ii) appoints a custodian for all or substantially all of the property of the Issuer, any Subsidiary Guarantor that is a

Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary; or (iii) orders the liquidation of the Issuer, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary and, in each of clauses (i), (ii) or (iii) of this Section 6.01(6), the order, appointment or decree remains unstayed and in effect for at least 60 consecutive days after the commencement of the actions described in such clauses (i), (ii) or (iii) of this Section 6.01(6), as applicable; or (b) the Issuer, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors.
Section 6.02Acceleration.
In the case of an Event of Default with respect to the Issuer pursuant to Section 6.01(6), principal of and accrued and unpaid interest on all the Notes that are outstanding will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Holders of at least 30% in principal amount of the Notes that are outstanding or the Trustee (acting at the written instruction of Holders of such percentage of the Notes) may declare the principal of and accrued and unpaid interest on all the Notes to be due and payable immediately; provided that a notice of Default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of Default.
Section 6.03Waiver of Past Defaults.
The Holders of a majority in aggregate principal amount of the Notes that are then outstanding, through written instruction to the Trustee may, on behalf of the Holders, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of interest on, or the principal of, such Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may, on behalf of the Holders, rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.04Control by Majority.
The Holders of a majority in principal amount of the Notes that are then outstanding may direct, through written instruction, the Trustee in its exercise of any trust or power in respect of the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or the Notes or, subject to Section 7.01 and Section 7.02, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the

Trustee that is not inconsistent with such direction. The Trustee may withhold from Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.
Section 6.05Limitations on Suits.
In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders unless such Holders have offered to the Trustee indemnity and/or security reasonably satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to this Indenture unless:
(1)such Holder has previously given the Trustee notice that an Event of Default is continuing;
(2)Holders of at least 30% in aggregate principal amount of the Notes that are then outstanding have requested the Trustee to pursue the remedy;
(3)such Holders have offered the Trustee indemnity and/or security reasonably satisfactory to the Trustee against any loss, liability or expense;
(4)the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and
(5)Holders of a majority in aggregate principal amount of the Notes that are then outstanding have not given the Trustee a direction inconsistent with such request within such 60-day period.
Section 6.06Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(1) or Section 6.01(2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable and documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.
Section 6.07Priorities.
If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
First: to the Trustee, its agents and attorneys for amounts due under the Note Documents, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.07.
Section 6.08Trustee May File Proofs of Claim.
The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable and documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian or other party making payment in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06 hereof. No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.09Holder Representation.
(a)Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action hereunder (a “Noteholder Direction”) provided by any one or more Holders (each, a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Issuer and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by Beneficial Owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). Notwithstanding anything herein to the contrary, in any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the Beneficial Owner of the Notes in lieu of DTC or its nominee, and DTC shall be entitled to rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee, and such Beneficial Owner shall provide proof of its holdings in a manner reasonably satisfactory to the Trustee.

(b)If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate certifying that the Issuer has initiated litigation (“Litigation”) in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Default, Event of Default or acceleration (or notice thereof) that resulted from the applicable Noteholder Direction, the cure period with respect to such Default or Event of Default shall be automatically stayed and the cure period with respect to such Default or Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter (a “Final Decision”). Once such Officer’s Certificate has been provided to the Trustee, the Trustee shall take no further action pursuant to the related Noteholder Direction until it has actual knowledge of a Final Decision. Alternatively, if, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer provides to the Trustee an Officer’s Certificate certifying that a Directing Holder failed to satisfy its Verification Covenant (a “Verification Covenant Officer’s Certificate”), the cure period with respect to such Default or Event of Default shall be automatically stayed and the cure period with respect to any Default or Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed until such time as the Issuer provides the Trustee with an Officer’s Certificate that the Verification Covenant has been satisfied (a “Covenant Satisfaction Officer’s Certificate”); provided that the Issuer shall promptly deliver such Officer’s Certificate to the Trustee upon becoming aware that the Verification Covenant has been satisfied. Any breach of the Position Representation (as evidenced by the delivery to the Trustee of the Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant (a “Covenant Failure Officer’s Certificate”)) shall result in such Directing Holder’s participation in such Noteholder Direction being disregarded; and if, without the participation of such Holder, the percentage of Notes held by the remaining Directing Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Default or Event of Default shall be deemed never to have occurred, the related acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default and shall not be permitted to act thereon and shall be prohibited from accepting and acting on any future Noteholder Direction in relation to such Default or Event of Default. If the Directing Holder has satisfied its Verification Covenant, then the Trustee shall be permitted to act in accordance with such Noteholder Direction. Notwithstanding the above, if such Directing Holder’s participation is not required to achieve the requisite level of consent of Holders required under this Indenture to validly give such Noteholder Direction, the Trustee shall be permitted to act in accordance with such Noteholder Direction notwithstanding any action taken or to be taken by the Issuer (as described above). The Trustee shall be entitled to conclusively rely on any Noteholder Direction or Officer’s Certificate delivered to it in accordance with this Indenture without verification, investigation or otherwise as to the statements made therein.
(c)Notwithstanding anything in Section 6.09(a) or Section 6.09(b) to the contrary, (i) any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs and (ii) a notice of Default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of Default.
(d)Each Holder by accepting a Note acknowledges and agrees that the Trustee (and any agent) shall not be liable to any party for acting or refraining to act in accordance with (i) the foregoing provisions, (ii) any Noteholder Direction, (iii) any Officer’s Certificate, (iv) any Final Decision or (v) its duties under this Indenture, as the Trustee may determine in its sole discretion.

For the avoidance of doubt, the Trustee shall have no duty or obligation (i) to monitor, investigate, verify or otherwise determine if a Holder (or Beneficial Owners) holds a Net Short position, (ii) to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant or verify any statements in any Officer’s Certificates delivered to it or otherwise make calculations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise, (iii) prior to acting pursuant to a Noteholder Direction, inquire if the Issuer will seek to take action to determine if a Directing Holder has breached its Position Representation, (iv) monitor any court proceedings undertaken in connection therewith, or (v) monitor or investigate whether any Default or Event of Default has been publicly reported. The Trustee shall have no obligation to monitor or determine whether a Holder is Net Short and can rely conclusively on a Directing Holder’s Position Representation, the Officer’s Certificates delivered by the Issuer and determinations made by a court of competent jurisdiction and shall have no liability for ceasing to take any action, staying any remedy or otherwise failing to act in accordance with a Noteholder Direction during the pendency of Litigation or a Noteholder Direction after a Verification Covenant Officer’s Certificate has been provided but prior to receipt of a Covenant Satisfaction Officer’s Certificate. The Trustee shall have no liability or responsibility to the Issuer or to any Holder or any other Person in connection with any Noteholder Direction or to determine whether or not any Holder has delivered a Position Representation or that such Position Representation conforms with this Indenture or any other agreement.
Article 7
TRUSTEE
Section 7.01Duties of Trustee.
(a)If an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, or has received written notice, has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided, that such standard shall not be deemed to require the Trustee to take action if the terms of this Indenture provide that the Trustee acts at the direction of another Person, including any Holder of any outstanding Notes, and such Person has not provided such direction.
(b)Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge or has received written notice:
(1)the duties of the Trustee will be determined solely by the express provisions of this Indenture and only with respect to the Notes as to which it is Trustee and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, with respect to certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:
(1)this Section 7.01(c) does not limit the effect of Section 7.01(b);
(2)the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and
(3)the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.04 hereof, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.
(d)No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.
(e)The Trustee will not be liable for interest on or the investment of any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(f)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.01.
Section 7.02Rights of Trustee.
(a)The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.
(b)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)The Trustee may act through its attorneys and agents and will not be responsible for the misconduct, negligence or failure to act or omission to act of any attorney or agent appointed with due care.
(d)The Trustee will not be liable for any action it takes, suffers or omits to take in good faith that it believes to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.
(e)In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what actions, if any, will be taken and the Trustee shall be entitled not to take any action until such instructions have been resolved or clarified to its satisfaction and the Trustee shall not be or become liable in any way or person for any failure to comply with any conflicting, unclear or equivocal instructions.
(f)The permissive right of the Trustee to take the actions permitted by this Indenture will not be construed as an obligation or duty to do so.
(g)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or any Subsidiary Guarantor, as applicable, will be sufficient if signed by an Officer of the Issuer or such Subsidiary Guarantor, as applicable.
(h)The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by the Trustee in compliance with such request or direction.
(i)In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(j)The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
(k)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder as Registrar and Paying Agent, and each Agent, Custodian and other Person employed to act hereunder.
(l)The Trustee may request that the Issuer and each Subsidiary Guarantor deliver an Officer’s Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
(m)The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes.
(n)Notwithstanding any provision herein to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, nuclear or natural catastrophes or acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer (software and hardware) facilities, or the failure of equipment or interruption of utilities, communications or computer (software and hardware) facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above.
(o)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(p)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(q)The Trustee may assume without inquiry in the absence of actual knowledge that the Issuer and each of the Subsidiaries is duly complying with their obligations contained in any Note Document required to be performed and observed by them, and that no Default or Event of Default or other event which would require repayment of the Notes has occurred.
(r)The Trustee shall be under no obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Issuer, or to report, or make or file claims or proof of loss for, any loss or damage insured against it that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment be made.
Section 7.03Individual Rights of Trustee.
The Trustee in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with either the Issuer or any Subsidiary Guarantor or any Affiliate of the Issuer or any Subsidiary Guarantor with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties.
Section 7.04Trustee’s Disclaimer.
The Trustee will not be responsible for and makes no representation as to the validity or adequacy of any offering materials, the Note Documents, the Notes or any Subsidiary Guarantee; it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture; it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee; and it will not be responsible for any statement or recital herein or any statement in the Notes, any Subsidiary Guarantee or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05Notice of Defaults.
If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail or deliver electronically to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may and shall be protected in withholding the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders.
Section 7.06Compensation and Indemnity.
(a)The Issuer and any Subsidiary Guarantors, jointly and severally, shall pay to the Trustee from time to time reasonable compensation, as agreed in writing from time to time, for its acceptance and administration of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a Trustee of an express trust. The Issuer and any Subsidiary Guarantors, jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable and documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable and documented compensation, disbursements and expenses of the Trustee’s agents and counsel.
(b)The Issuer and any Subsidiary Guarantor, jointly and severally, will indemnify the Trustee and hold it harmless from and against any and all losses, liabilities, claims, damages, costs or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties or the exercise of its rights under this Indenture, each supplemental indenture and any Subsidiary Guarantees, including the reasonable and documented costs and expenses of enforcing this Indenture, each supplemental indenture and any Subsidiary Guarantees against the Issuer and any Subsidiary Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuer, any Subsidiary Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture and each supplemental indenture, except to the extent any such loss, liability or expense may be attributable to its own gross negligence or bad faith or willful misconduct. The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer will not relieve the Issuer or any Subsidiary Guarantors of their obligations hereunder. The Issuer or any such Subsidiary Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer and/or any Subsidiary Guarantors shall pay the reasonable and documented fees and expenses of such counsel. Neither the Issuer nor any Subsidiary Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
(c)When the Trustee incurs expenses or renders services after an Event of Default specified in clause (6) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(d)The Issuer’s and Subsidiary Guarantors’ obligations under this Section 7.06 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture with respect to any Notes, the complete satisfaction and discharge of this Indenture, any termination of this Indenture or any supplemental indenture, including any termination or rejection of this Indenture or any supplemental indenture in any insolvency or similar proceeding, and the repayment of all the Notes.
Section 7.07Replacement of Trustee.
(a)A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.
(b)The Trustee may resign at any time, with respect to the Notes, and be discharged from the trust hereby created by so notifying the Issuer in writing. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing not less than 30 days prior to the effective date of such removal. The Issuer may remove the Trustee with respect to the Notes if:
(1)the Trustee fails to comply with Section 7.09 hereof;
(2)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3)a custodian or public officer takes charge of the Trustee or its property; or
(4)the Trustee becomes incapable of acting.
(c)If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee with respect to Notes for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
(d)If a successor Trustee with respect to the Notes does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring or removed Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor Trustee.
(e)If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition at the expense of the Issuer any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee for which it is acting as Trustee under this Indenture. The successor Trustee will mail or deliver electronically a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid.
(g)The retiring Trustee shall have no responsibility or liability for any action or inaction of a successor Trustee.
Section 7.08Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including this transaction) to, another corporation, the successor corporation without any further act will be the successor Trustee.
Section 7.09Eligibility; Disqualification.
There will at all times be a Trustee hereunder that is an entity organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.
Article 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01Option to Effect Legal Defeasance or Covenant Defeasance.
The Issuer may, at its option evidenced by a resolution of its Board of Directors set forth in an Officer’s Certificate, at any time, elect to have either Section 8.02 or Section 8.03 hereof be applied to the Note Documents upon compliance with the conditions set forth below in this Article 8.
Section 8.02Legal Defeasance.
Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and each of the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to the Note Documents (including the Subsidiary Guarantees) on the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and any Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes (including any Subsidiary Guarantees with respect to the Notes), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections hereof referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under the applicable Note Documents (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:
(1)the rights of Holders of such Notes that are then outstanding to receive payments in respect of the principal of, or interest or premium on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;
(2)the Issuer’s Obligations with respect to such Notes under Article 2 and Section 4.02 hereof;
(3)the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder, and the Issuer’s and any Subsidiary Guarantors’ Obligations in connection therewith; and
(4)this Article 8.
Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03Covenant Defeasance.
Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under Section 4.03 through (and including) Section 4.08 hereof with respect to the Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of the Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Notes and any Subsidiary Guarantees, the Issuer and any Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other Note Document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Sections 8.04, 6.01(3), 6.01(4) and 6.01(5) hereof shall not constitute Events of Default.

Section 8.04Conditions to Legal or Covenant Defeasance.
(a)In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Note Documents under either Section 8.02 or Section 8.03 hereof:
(1)the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient to pay the principal of, or interest and premium on, such Notes that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;
(2)in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (a) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the beneficial owners of such Notes that are then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the beneficial owners of such Notes that are then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);
(5)such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries are bound;
(6)the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and
(7)the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 8.05Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06Repayment to the Issuer.
Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on, any Notes and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable, shall be paid to the Issuer on its written request or (if then held by the Issuer) will be discharged from such trust; and the Holders of such Notes will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease.

Section 8.07Reinstatement.
If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and any Subsidiary Guarantors’ obligations under the applicable Note Documents will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
Article 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01Without Consent of Holders of Notes.
Notwithstanding Article 9 hereof, the Issuer, the Subsidiary Guarantors and the Trustee may amend or supplement the Note Documents without the consent of any Holder:
(1)to cure any ambiguity, omission, mistake, defect, error or inconsistency;
(2)to provide for uncertificated Notes in addition to or in place of certificated Notes;
(3)to provide for the assumption of the Issuer’s or a Subsidiary Guarantor’s Obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Subsidiary Guarantor’s assets pursuant to Article 5 of this Indenture (if applicable);
(4)to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect their legal rights under this Indenture in any material respect;
(5)to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
(6)[reserved];
(7)to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements thereof;
(8)to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;
(9)to allow any Subsidiary to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes; provided that any supplemental indenture to add a Subsidiary Guarantor need only be signed by the Issuer, the Subsidiary Guarantor providing the Subsidiary Guarantee, and the Trustee;
(10)to release any Subsidiary Guarantor from its Subsidiary Guarantee pursuant to this Indenture when permitted or required by this Indenture;
(11)to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes not prohibited by this Indenture, including to facilitate the issuance and administration of Notes; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer the Notes;
(12)to comply with the rules and procedures of any applicable securities depositary; or
(13)make any amendment to the provisions of any Note Document to eliminate the effect of any Accounting Change or in the application thereof.
After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Issuer shall deliver to the Holders a notice briefly describing such amendment, supplement or waiver. Any failure of the Issuer to deliver such notice to all Holders, or any defect in the notice, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
Section 9.02With Consent of Holders of Notes.
(a)Except as provided in Section 9.02(b) and Section 9.02(c), the Issuer, the Subsidiary Guarantors and the Trustee may amend or supplement the Note Documents with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing Default or Event of Default or compliance with any provision of the Note Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes). Section 2.09 and Section 2.10 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Article 9.
(b)Without the consent of each Holder affected, an amendment, supplement or waiver under this Article 9 may not (with respect to any such Notes held by a non-consenting Holder):
(1)reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(2)reduce the principal of or extend the fixed maturity of any such Note or alter the provisions with respect to the redemption of such Notes (other than Section 4.08 and the provisions relating to the number of days of notice to be given in the event of a redemption);
(3)reduce the rate of or extend the stated time for payment of interest on any such Note;

(4)waive a Default or Event of Default in the payment of principal of, or interest or premium on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);
(5)make any Note payable in currency other than that stated in the Notes;
(6)make any change in the provisions of this Indenture relating to waivers of past Defaults;
(7)impair the contractual right expressly set forth in the Notes or this Indenture of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes on or after the due dates therefor; or
(8)make any change to Section 9.01 and this Article 9.
(c)Without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding, no amendment or waiver may make any change to Section 4.05.
(d)For the avoidance of doubt, no amendment, waiver, modification or deletion of the provisions described under Article 3 or Article 4 shall be deemed to impair or affect any rights of Holders to institute suit for the enforcement of any payment on or with respect to, or to receive payment of principal of, or premium, if any, or interest on, the Notes.
(e)The consent of the Holders is not necessary under this Article 9 to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.
(f)After an amendment, supplement or waiver under this Article 9 becomes effective, the Issuer shall deliver to the Holders a notice briefly describing such amendment, supplement or waiver. Any failure of the Issuer to deliver such notice to all Holders, or any defect in the notice, will not impair or affect the validity of any such amendment, supplement or waiver.
Section 9.03Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
Section 9.04Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Issuer Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
Section 9.05Trustee to Sign Amendments, etc.
Upon the request of the Issuer and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, the Trustee shall sign any amended or supplemental indenture or other amendment of or supplement to or waiver under any Note Document authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee under this Indenture, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture or any amendment of or supplement to or waiver under any Note Document. In executing any amended or supplemental indenture or other amendment of or supplement to or waiver under any Note Document, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or other amendment of or supplement to or waiver under any Note Document is authorized or permitted by this Indenture.
Article 10
SATISFACTION AND DISCHARGE
Section 10.01Satisfaction and Discharge.
This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:
(1)either:
(A)all such Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or
(B)all such Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the issuance of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders thereof, cash in U.S. dollars, non-callable Government Securities or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
(2)no Default or Event of Default under this Indenture has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Subsidiary Guarantor is a party or by which the Issuer or any such Subsidiary Guarantor is bound;
(3)the Issuer or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it with respect to the Notes issued under this Indenture; and
(4)the Issuer has delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.
In addition, the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been satisfied.
Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 10.01, the provisions of Section 10.02 and Section 8.06 hereof will survive. In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 10.02Application of Trust Money.
Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any applicable Subsidiary Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 hereof; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
Article 11
SUBSIDIARY GUARANTEES
Section 11.01Guarantee.
(a)Subject to this Article 11, each of the Subsidiary Guarantors hereby, jointly and severally unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:
(1)the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(2)in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.
Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(b)The Subsidiary Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
(c)If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
(d)Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors will have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 11.02Limitation on Subsidiary Guarantor Liability.
Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 11, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.
Section 11.03Releases.
(a)The Subsidiary Guarantee of a Subsidiary Guarantor will be released automatically:
(1)upon the release, discharge or termination of such Subsidiary Guarantor’s guarantee of all obligations of the Issuer under the Credit Agreement;
(2)if such Subsidiary Guarantor has become a guarantor of any Additional Indebtedness, upon the release, discharge or termination of such Subsidiary Guarantor’s guarantee of all obligations of the Issuer under such Additional Indebtedness;
(3)in connection with any sale or other disposition of all or substantially all of the properties and assets of such Subsidiary Guarantor (including by way of merger, consolidation or amalgamation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary Guarantor if the sale or disposition does not violate the provisions set forth in Article 5;
(4)upon the liquidation or dissolution of such Subsidiary Guarantor;
(5)upon the full and final payment of the Notes and performance of all Obligations of the Issuer and the Subsidiary Guarantors under the Note Documents;
(6)upon defeasance or satisfaction and discharge of the Notes as provided in Article 8 and Article 10 hereof; or
(7)as described in Article 9.
(b)Upon delivery by the Issuer to the Trustee of an Officer’s Certificate certifying that (i) the action or event giving rise to a release has occurred as specified above and (ii) the release is authorized or permitted by this Indenture, the Trustee shall execute any documents reasonably requested by the Issuer or the Trustee in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

(c)Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this Section 11.03 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 11.
Section 11.04Notation Not Required.
Neither the Company nor any Subsidiary Guarantor shall be required to make a notation on the Notes to reflect any Subsidiary Guarantee or any release, termination or discharge thereof.
Article 12
MISCELLANEOUS
Section 12.01Notices.
Any notice or communication by the Issuer or the Trustee to the other party hereto is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), email or overnight air courier guaranteeing next-day delivery, to the others’ address:
If to the Issuer:
Talen Energy Supply, LLC
2929 Allen Parkway, Suite 2200
Houston, Texas 77019
Attention: Treasurer
Email: TalenTreasury@talenenergy.com

With copies to:

Talen Energy Supply, LLC
2929 Allen Parkway, Suite 2200
Houston, Texas 77019
Attention: General Counsel
Email: legalservices@talenenergy.com

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Attention: Andrew Weisberg
Email: andrew.weisberg@whitecase.com

If to the Trustee:
Wilmington Savings Fund Society, FSB
Wilmington Savings Fund
300 Bellevue Parkway, Suite 300

Wilmington, Delaware 19809
Attn: Anita Woolery
E-Mail: awoolery@wsfsbank.com

With copies to:

Squire Patton Boggs (US) LLP
1120 Avenue of the Americas, 13th Floor
New York, NY 10036
Attn: Heather Rees
E-mail: heather.rees@squirepb.com

The Issuer or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when sent, without automatic reply that such was unsuccessful, if emailed; when receipt acknowledged, if sent by overnight air courier guaranteeing next day delivery.
Any notice or communication to a Holder will be delivered electronically or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery or emailed to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. For so long as any Notes are represented by Global Notes, all notices to Holders will be delivered to DTC, which will give such notices to the Holders of book-entry interests in accordance with the applicable procedures of DTC, delivery of which shall be deemed to satisfy the requirements of this paragraph.
If a notice or communication is delivered or mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Issuer delivers a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.
Section 12.02Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer to the Trustee to take any action under this Indenture (other than in connection with the Issuer Order, dated the date hereof, and delivered to the Trustee in connection with the issuance of the Initial Notes), the Issuer shall furnish to the Trustee:
(1)an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.03 hereof) stating that, in the opinion of the signer, all conditions precedent and covenants, if any, provided for in this Indenture and the other Note Documents relating to the proposed action have been satisfied; and
(2)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants in the Note Documents relating to the proposed action have been satisfied.
Section 12.03Statements Required in Certificate or Opinion.
Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a condition precedent or covenant provided for in this Indenture or the other Note Documents must include substantially:
(1)a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(4)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
Section 12.04Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Agents may make reasonable rules and set reasonable requirements for its functions.
Section 12.05No Personal Liability of Directors, Officers, Employees and Stockholders.
No director, officer, employee, incorporator or stockholder of the Issuer or any Subsidiary Guarantor, as such, will have any liability for any Obligations of the Issuer or the Subsidiary Guarantors under this Indenture or Notes, or for any claim based on, in respect of, or by reason of, such Obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Section 12.06Governing Law.
(a)THIS INDENTURE, THE NOTES, AND ANY SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)Each party hereto irrevocably and unconditionally submits to the jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, New York County and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any jurisdiction thereof, in any action or proceeding arising out of or relating to this Indenture, the Notes or any Subsidiary Guarantees, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Indenture shall affect any right that any party hereto otherwise have to bring any action or proceeding relating to this Indenture against any party hereto or its properties in the courts of any jurisdiction.
(c)Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture in any court referred to in Section 12.06(b) hereto. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.01 hereof, such service to be effective upon receipt. Nothing in this Indenture will affect the right of any party hereto to serve process in any other manner permitted by law.
Section 12.07Waiver of Immunity.
To the extent that the Issuer has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by applicable law, such immunity in respect of its obligations under this Indenture and/or Note.
Section 12.08Waiver of Jury Trials.
ALL PARTIES HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 12.09No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.10Successors.
All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.
Section 12.11USA Patriot Act.
The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.
Section 12.12Severability.
In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 12.13Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes and shall constitute effective execution and delivery of this Indenture as to the parties hereto and will be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Trustee pursuant to procedures approved by such Trustee.

Section 12.14Table of Contents, Headings, etc.
The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
Section 12.15Legal Holidays.
In any case where any interest payment date, redemption date, Change of Control Payment Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest or other required payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest payment date, redemption date, Change of Control Payment Date or at the Stated Maturity; provided that no interest shall accrue on such payment for the period from and after such interest payment date, redemption date, Change of Control Payment Date or Stated Maturity, as the case may be.
[Signatures on following pages]

Dated: April 29, 2026
TALEN ENERGY SUPPLY, LLC,
as Issuer

By:    /s/ Sergio Castro
    Name:    Sergio Castro
    Title: Vice President & Treasurer

[Signature Page to the 2033 Notes Indenture]

BRANDON SHORES LLC
BRUNNER ISLAND, LLC
COLSTRIP COMM SERV, LLC
FORT ARMISTEAD ROAD – LOT 15 LANDFILL, LLC
GUERNSEY POWER STATION LLC
H.A. WAGNER LLC
HOLTWOOD, LLC
LIBERTY VIEW POWER, L.L.C.
LMBE PROJECT COMPANY LLC
MC OPCO LLC
MC PROJECT COMPANY LLC
MONTANA GROWTH HOLDINGS LLC
MONTOUR, LLC
MOXIE FREEDOM LLC
MORRIS ENERGY OPERATIONS COMPANY, LLC
NEWARK BAY COGENERATION PARTNERSHIP, L.P.
NEWARK BAY HOLDING COMPANY, L.L.C.
NORTHEAST GAS GENERATION HOLDINGS, LLC
PENNSYLVANIA MINES, LLC
RAVEN LOT 15 LLC
RAVEN FS PROPERTY HOLDINGS LLC
RAVEN POWER FINANCE LLC
RAVEN POWER FORT SMALLWOOD LLC
RAVEN POWER GENERATION HOLDINGS LLC
RAVEN POWER GROUP LLC
RAVEN POWER PROPERTY LLC
RMGL HOLDINGS LLC
SAPPHIRE POWER GENERATION HOLDINGS LLC
SUSQUEHANNA NUCLEAR, LLC
TALEN CONEMAUGH LLC
TALEN ENERGY MARKETING, LLC
TALEN ENERGY SERVICES GROUP, LLC
TALEN ENERGY SERVICES HOLDINGS, LLC
TALEN GENERATION, LLC
TALEN KEYCON HOLDINGS LLC
TALEN KEYSTONE LLC
TALEN MCR HOLDINGS LLC
TALEN MONTANA, LLC
TALEN MONTANA HOLDINGS, LLC
TALEN NE LLC
THE RIVERLANDS RECREATION AREA LLC,
as Subsidiary Guarantors
By:    /s/ Sergio Castro
    Name: Sergio Castro
Title: Vice President & Treasurer
[Signature Page to the 2033 Notes Indenture]

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Trustee

By:    /s/ Anita Woolery
    Name:    Anita Woolery
    Title: Vice President
[Signature Page to the 2033 Notes Indenture]

Exhibit A

FORM OF NOTE
[FACE OF NOTE]
6.375% Senior Notes due 2033    CUSIP/ISIN: [●]
No. [●]
Talen Energy Supply, LLC
promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of [●] Dollars ($[●]) on May 1, 2033.
Interest Payment Dates: May 1 and November 1
Record Dates: April 15 and October 15
Dated:    _______________ , 20[●]

1 CUSIPs: 87422V AP3 (Rule 144A) and U8302W AL8 (Regulation S)
2 ISINs: US87422VAP31 (Rule 144A) and USU8302WAL82 (Regulation S)

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly signed below.
TALEN ENERGY SUPPLY, LLC
By:
    Name:
    Title:
Dated:
WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Trustee certifies that this is one of the Notes described in the within-named Indenture.
By:
    Name:
    Title:

[BACK OF NOTE]
6.375% Senior Notes due 2033
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Regulation S Temporary Global Note Placement Legend, if applicable pursuant to the provisions of the Indenture]
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.Interest. Talen Energy Supply, LLC, a Delaware limited liability company (the “Issuer”), promises to pay interest on the principal amount of this Note at 6.375% per annum from April 29, 2026 until maturity. The Issuer shall pay interest semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (and without any additional interest or other payment in respect of any delay) (each, an “Interest Payment Date”), with the same force and effect as if made on such date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further, that the first Interest Payment Date shall be November 1, 2026. Interest will be computed on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period.
2.Method of Payment. The Issuer shall pay interest on the Notes to the Persons who are registered Holders of Notes on April 15 and October 15 (whether or not a Business Day) immediately preceding the Interest Payment Date, except that interest payable at maturity will be paid to the person to whom principal is paid. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose, or, at the option of the Issuer, payment of interest and may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
3.Paying Agent and Registrar. Initially, Wilmington Savings Fund Society, FSB, the Trustee under the Indenture, will act as Paying Agent and the Registrar. The Issuer may change any Paying Agent or the Registrar without prior notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.
4.Indenture. The Issuer issued the Notes as one of a duly authenticated series of securities of the Issuer issued and to be issued in one or more series under an Indenture dated as of April 29, 2026 (the “Indenture”), among the Issuer, the Subsidiary Guarantors party thereto and the Trustee, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.07 of the Indenture.
5.Optional Redemption.
(a)At any time prior to May 1, 2029, the Issuer may, on any one or more occasions, redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date, subject to the rights of Holders of such Notes on the relevant record date to receive interest due on the relevant interest payment date.
(b)At any time prior to May 1, 2029, the Issuer may, on any one or more occasions, redeem the Notes with the proceeds from any Equity Offering at a redemption price equal to 106.375% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the rights of Holders of such Notes on the relevant record date to receive interest due on the relevant interest payment date), in an aggregate principal amount for all such redemptions not to exceed 40% of the aggregate principal amount of the Notes issued under the Indenture; provided that:
(i)in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering, and
(ii)not less than 50% of the aggregate principal amount of the then-outstanding Notes issued under the Indenture remain outstanding immediately thereafter (excluding Notes held by the Issuer or any of its Subsidiaries), unless all such Notes are redeemed or repurchased or to be redeemed or repurchased substantially concurrently.
(c)At any time on or after May 1, 2029, the Issuer may, on any one or more occasions, redeem all or a part of the Notes at the following redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if redeemed during the 12-month period beginning on May 1 of each of the years indicated below, subject to the rights of Holders of such Notes on the relevant record date to receive interest due on the relevant interest payment date:

Year	Percentage
2029	103.188%
2030	101.594%
2031 and thereafter	100.000%

(d)Notwithstanding the foregoing, in connection with any tender offer for or other offer to purchase the Notes, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not validly withdraw such Notes in such offer and the Issuer, or any third party making such an offer in lieu of the Issuer, purchase all of the Notes validly tendered and not withdrawn by such Holders, all Holders will be deemed to have consented to such offer, and the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ notice, given not more than 30 days following such offer expiration date, to redeem (with respect to the Issuer) or purchase (with respect to a third party) Notes that remain outstanding, in whole but not in part, following such purchase at a price equal to the price paid to each other Holder (excluding any early tender, incentive or similar fee) in such offer, plus, to the extent not included in the offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, such redemption date

(subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date). In determining whether the Holders of at least 90% of the aggregate principal amount of the then outstanding Notes have validly tendered and not validly withdrawn such Notes in a tender offer or other offer to purchase, such calculation shall include all Notes owned by an Affiliate of the Issuer (notwithstanding any provision of the Indenture to the contrary).
(e)If a redemption date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such redemption date if it were a Business Day for the intervening period.
6.Special Mandatory Redemption.
(a)Except as set forth in this Section 6, the Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
(b)If (i) the Cornerstone Acquisition has not been completed on or prior to 11:59 p.m. (New York City time) on January 15, 2027 (or, to the extent such date is automatically extended pursuant to the terms of the Cornerstone Merger Agreement to July 15, 2027) (such date, as extended if applicable, the “Outside Date”), or (ii) prior to 11:59 p.m. (New York City time) on the Outside Date, (a) the Issuer determines that the Cornerstone Acquisition will not be consummated on or before the Outside Date or (b) the Cornerstone Merger Agreement has been terminated (the earlier to occur of the events described in clauses (i) and (ii) of this sentence, a “Acquisition Triggering Event”), the Issuer will redeem (a “Special Mandatory Redemption”); within 30 days after the Acquisition Triggering Event, $1,750,000,000 in aggregate principal amount of the Notes, at a redemption price equal to 100% of the issue price thereof, plus accrued and unpaid interest to, but not including, the redemption date (the “Special Mandatory Redemption Price”).
(c)Upon the occurrence of an Acquisition Triggering Event, the Issuer will promptly (but in no event later than five Business Days following such Acquisition Triggering Event) notify (such notice, a “Special Mandatory Redemption Notice”) the Holders of the Notes, by mail or electronic delivery (with an Officer’s Certificate certifying the occurrence of the applicable Acquisition Triggering Event to be delivered to the Trustee prior to or substantially simultaneously with such notice) (i) that Notes will be redeemed no later than 30 days after the applicable Acquisition Triggering Event (such date, a “Special Mandatory Redemption Date”), in each case in accordance with Article 3 of the Indenture and (ii) the amount of the Notes that shall be redeemed at the applicable Special Mandatory Redemption Price on the Special Mandatory Redemption Date, automatically and without any further action by the Holders, in each case in accordance with Article 3 of the Indenture. The date on which the notice described above is provided to the Holders is referred to as a “Special Mandatory Redemption Notice Date”.
(d)At the Issuer’s written request, the Trustee shall give the notice of an Acquisition Triggering Event to the Holders in the Issuer’s name and at the Issuer’s expense, which request (together with such Officer’s Certificate) shall be delivered to the Trustee at least one Business Day before the delivery of the notice to the Holders of the Notes.
(e)At or prior to 11:00 a.m., New York City time, on a Special Mandatory Redemption Date, the Issuer will deposit with the Trustee funds sufficient to pay the applicable Special Mandatory Redemption Price for the Notes to be redeemed and direct, through written instruction, the Trustee to redeem the applicable Notes on the Special Mandatory Redemption Date. If such deposit is made as provided above, the applicable redeemed Notes will cease to bear interest on and after the Special Mandatory Redemption Date and the Trustee shall cause the redemption of the applicable Notes and the payment of the applicable Special Mandatory Redemption Price, in accordance with the Special Mandatory Redemption Notice to the Holders of the applicable redeemed Notes.
(f)Upon the consummation of the Cornerstone Acquisition, this Section 6 regarding Special Mandatory Redemption shall cease to apply.
7.Offer to Repurchase Upon a Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require the Issuer to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest on the Notes, if any, to, but excluding, the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date specified in the notice (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Issuer shall mail (or deliver electronically) a notice to each Holder describing the transaction or transactions that constitute the Change of Control as required by the Indenture.
8.Notice of Redemption. Except in certain circumstances, including but not limited to, a Special Mandatory Redemption pursuant to Section 6 hereof, a notice of redemption will be furnished at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.
9.Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. A Holder may transfer or exchange Notes in accordance with the provisions of the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. There will be no service charge for any transfer or exchange of the Notes, but Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered Holder will be treated as the owner of the Note for all purposes.
10.Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
11.Amendment, Supplement and Waiver. Subject to certain exceptions set forth in the Indenture, the Issuer, the Subsidiary Guarantors and the Trustee may amend or supplement the Note Documents with the consent of the Holders of at least a majority in principal aggregate amount of the Notes then outstanding and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on such Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Note Documents may be waived with the consent of the Holders of a majority in principal aggregate amount of the Notes then outstanding. Without the consent of each Holder affected, the Note Documents may not (with respect to any such Notes held by a non-consenting Holder) be amended, supplemented or waived for certain purposes set forth in the Indenture.

12.Defaults and Remedies. Events of Default include those events as set forth in the Indenture. In the case of an Event of Default with respect to the Issuer with respect to the Notes arising from certain events of bankruptcy or insolvency, principal of and accrued and unpaid interest on all the Notes that are outstanding will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the Notes that are outstanding may declare the principal of and accrued and unpaid interest on all the Notes to be due and payable immediately. Subject to certain limitations set forth in the Indenture, Holders of a majority in aggregate principal amount of the then-outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.
13.Trustee Dealings with Issuer. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Subsidiary Guarantor or any Affiliate of the Issuer or any Subsidiary Guarantor with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09 of the Indenture.
14.No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Issuer or the Subsidiary Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
15.Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
16.Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
17.CUSIP Numbers/ISINs. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers/ISINs to be printed on the Notes and the Trustee may use CUSIP numbers/ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
18.NEW YORK LAW TO GOVERN. THE INDENTURE, THIS NOTE AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Talen Energy Supply, LLC
2929 Allen Parkway, Suite 2200
Houston, Texas 77019
Attention: Treasurer
E-mail: TalenTreasury@talenenergy.com

Assignment Form
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase Pursuant to Section 4.08
If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:

$

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Note
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

Exhibit B

FORM OF CERTIFICATE OF TRANSFER
Talen Energy Supply, LLC
2929 Allen Parkway, Suite 2200
Houston, Texas 77019
Attention: Treasurer
E-mail: TalenTreasury@talenenergy.com

Wilmington Savings Fund Society, FSB
Wilmington Savings Fund
300 Bellevue Parkway, Suite 300
Wilmington, Delaware 19809
Attn: Anita Woolery
E-Mail: awoolery@wsfsbank.com

Re:    6.375% Senior Notes due 2033
Reference is hereby made to the Indenture, dated as of April 29, 2026 (the “Indenture”), among Talen Energy Supply, LLC, as issuer (the “Issuer”), the Subsidiary Guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
_________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.☐     Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
2.☐     Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of

Regulation S under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
3.☐     Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)☐     such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)☐     such Transfer is being effected to the Issuer or a subsidiary thereof;
or
(c)☐     such Transfer is being effected pursuant to an effective registration statement under the Securities Act in compliance with the prospectus delivery requirements of the Securities Act;
or
(d)☐     such Transfer is being effected to an Institutional Accredited Investor pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, or Rule 903 or Rule 904 of Regulation S, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by, (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.
4.☐     Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a)☐     Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b)☐     Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c)☐     Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 of Regulation S and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
    Name:
    Title:
Dated:

Annex A to Certificate of Transfer
1.The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)☐     a beneficial interest in the:
(i)☐     144A Global Note (CUSIP ), or
(ii)☐     Regulation S Global Note (CUSIP ), or
(iii)☐     IAI Global Note (CUSIP ); or
(b)☐ a Restricted Definitive Note.
2.After the Transfer the Transferee will hold:
[CHECK ONE OF (a), (b) OR (c)]
(a)☐     a beneficial interest in the:
(i)☐     144A Global Note (CUSIP ), or
(ii)☐     Regulation S Global Note (CUSIP ), or
(iii)☐    IAI Global Note (CUSIP ), or
(iv)☐    Unrestricted Global Note (CUSIP ); or
(b)☐     a Restricted Definitive Note; or
(c)☐     an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

Exhibit C

FORM OF CERTIFICATE OF EXCHANGE
Talen Energy Supply, LLC
2929 Allen Parkway, Suite 2200
Houston, Texas 77019
Attention: Treasurer
E-mail: TalenTreasury@talenenergy.com

Wilmington Savings Fund Society, FSB
Wilmington Savings Fund
300 Bellevue Parkway, Suite 300
Wilmington, Delaware 19809
Attn: Anita Woolery
E-Mail: awoolery@wsfsbank.com

Re:    6.375% Senior Notes due 2033
Reference is hereby made to the Indenture, dated as of April 29, 2026 (the “Indenture”), among Talen Energy Supply, LLC, as issuer (the “Issuer”), the Subsidiary Guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
_________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
(a)☐     Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b)☐     Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c)☐     Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d)☐     Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a)☐     Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b)☐     Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
    Name:
    Title:
Dated:

Exhibit D

FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Talen Energy Supply, LLC
2929 Allen Parkway, Suite 2200
Houston, Texas 77019
Attention: Treasurer
E-mail: TalenTreasury@talenenergy.com

Wilmington Savings Fund Society, FSB
Wilmington Savings Fund
300 Bellevue Parkway, Suite 300
Wilmington, Delaware 19809
Attn: Anita Woolery
E-Mail: awoolery@wsfsbank.com

Re:    6.375% Senior Notes due 2033
Reference is hereby made to the Indenture, dated as of April 29, 2026 (the “Indenture”), among Talen Energy Supply, LLC, as issuer (the “Issuer”), the Subsidiary Guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with our proposed purchase of $____________ aggregate principal amount of:
(a)     a beneficial interest in a Global Note, or
(b)     a Definitive Note,
we confirm that:
1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes
D-1

(or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated: _______________________

D-2

Exhibit E

FORM OF SUPPLEMENTAL INDENTURE –
ADDITIONAL SUBSIDIARY GUARANTEES
THIS [ ] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of, 20 , among the subsidiary guarantors listed on Schedule I hereto (the “Guaranteeing Subsidiaries”), Talen Energy Supply, LLC, a Delaware limited liability company (the “Issuer” ), the other Subsidiary Guarantors (as defined in the Indenture, as defined below) and Wilmington Savings Fund Society, FSB, as trustee under the Indenture (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee that certain indenture (the “Indenture”), dated as of April 29, 2026, among the Issuer, the Subsidiary Guarantors party thereto and the Trustee, providing for the original issuance of an aggregate principal amount of $2,500,000,000 of 6.375% Senior Notes due 2033 (the “Initial Notes”) and, subject to the terms of the Indenture, future issuances of 6.375% Senior Notes due 2033 (each such issuance, the “Additional Notes” and, together with the Initial Notes, the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture (the “Subsidiary Guarantees”); and
WHEREAS, pursuant to Section 4.06 and Section 9.01 of the Indenture, the Trustee, the Issuer and the Guaranteeing Subsidiaries are authorized and required to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee and the Issuer mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.Agreement to be Bound; Guarantee. Each of the Guaranteeing Subsidiaries hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. Each of the Guaranteeing Subsidiaries hereby agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. In furtherance of the foregoing, each of the Guaranteeing Subsidiaries shall be deemed a Subsidiary Guarantor for purposes of Article 11 of the Indenture, including, without limitation, Section 11.02 thereof.

3.NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
4.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
5.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
6.The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuer.
7.Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated:    _______________ , 20[ ]
[GUARANTEEING SUBSIDIARIES]
By:
    Name:
    Title:
TALEN ENERGY SUPPLY, LLC
By:
    Name:
    Title:
WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Trustee
By:
    Name:
    Title:

Schedule I
Guaranteeing Subsidiaries

SCH-1